As filed with the Securities and Exchange Commission on April 18, 2003

                                                           Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               ---------------

                                    FORM F-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ---------------

                                  AMVESCAP PLC
             (Exact name of registrant as specified in its charter)

         England                       Not Applicable           Not Applicable
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)



                               30 Finsbury Square
                                     London
                             EC2A 1AG United Kingdom
                         Telephone: 011-44-207-638-0731
                         Facsimile: 011-44-207-638-0711

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                   Erick Holt
                                 General Counsel
                                  AMVESCAP PLC
                            1315 Peachtree Street NE
                                    Suite 500
                             Atlanta, Georgia 30309
                            Telephone: (404) 479-2863
                            Facsimile: (404) 724-4280

 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                 With copies to:

                                Mark F. McElreath
                                Alston & Bird LLP
                                 90 Park Avenue
                            New York, New York 10016
                            Telephone: (212) 210-9595
                            Facsimile: (212) 210-9444



         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                    Proposed Maximum         Proposed Maximum          Amount of
                                 Amount to be      Offering Price per       Aggregate Offering       Registration
   Title of Each Class of         Registered            Note (1)                 Price (1)              Fee (2)
 Securities to be Registered
---------------------------------------------------------------------------------------------------------------------
5.375% Senior Notes due 2013     $350,000,000             100%                 $350,000,000             $28,315
---------------------------------------------------------------------------------------------------------------------
   Guarantees of Notes (3)       $350,000,000              (4)                      (4)                   (5)
---------------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee.
(2)    Calculated by multiplying the aggregate offering amount by .0000809.
(3)    See Table of Guarantors / Additional Registrants below.
(4)    No separate consideration will be received for the guarantees.
(5) Pursuant to Rule 457(n), no registration fee is required for the guarantees.

       The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


================================================================================

                  TABLE OF GUARANTORS / ADDITIONAL REGISTRANTS

        The following subsidiaries of AMVESCAP PLC are guarantors of the registered notes and are co-registrants:


                                                     State or other         Primary Standard
                                                    jurisdiction of            Industrial          I.R.S. Employer
          Exact name of registrant                  incorporation or       Classification Code     Identification
          as specified in its charter                 organization               Number                Number
----------------------------------------------    --------------------   ----------------------  -------------------
A I M Management Group Inc. (1)                          Delaware                 551112              76-0528004
A I M Advisors, Inc. (1)                                 Delaware                 523900              74-1881364
INVESCO Institutional (N.A.), Inc. (2)                   Delaware                 523900              58-1707262
INVESCO North American Holdings, Inc. (3)                Delaware                 523900              51-0264787
--------------------------------------------------------------------------------------------------------------------

(1) The address, including zip code, and telephone number, including area code, of the guarantor co-registrant is 11 Greenway Plaza, Suite 100, Houston, Texas 77046; Telephone: (800) 347-1919; Facsimile: (713) 214-7596. The agent for service for this co-registrant is Dawn M. Hawley, Senior Vice President and Treasurer, who may be located at the same address and telephone or facsimile number as the guarantor co-registrant.
(2) The address, including zip code, and telephone number, including area code, of the guarantor co-registrant is One Midtown Plaza, 1360 Peachtree Street N.E., Atlanta, Georgia 30309; Telephone: (404) 892-0896;
       Facsimile: (404) 439-4911. The agent for service for this co-registrant is David A. Hartley, Chief Financial Officer, who may be located at the same address and telephone or facsimile number as the guarantor co-registrant.
(3) The address, including zip code, and telephone number, including area code, of the guarantor co-registrant is 1315 Peachtree Street N.E., Suite 500, Atlanta, Georgia 30309; Telephone: (404) 479-2888; Facsimile: (404) 724-4248. The agent for service for this co-registrant is Robert F. McCullough, Executive Vice President, Chief Financial Officer and Treasurer, who may be located at the same address and telephone or facsimile number as the guarantor co-registrant.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


                   SUBJECT TO COMPLETION, DATED APRIL __, 2003
PROSPECTUS

                                     [LOGO]
                                  AMVESCAP PLC

                      Offer to Exchange $350,000,000 of Its
                             5.375% Notes Due 2013,
                      Registered under the Securities Act,
                for $350,000,000 of Its Outstanding Unregistered
                              5.375% Notes Due 2013

                  This exchange offer will expire at 5:00 p.m., New York City time, on ____________, 2003, unless extended.

o We are offering to exchange $350 million aggregate principal amount of registered 5.375% notes due February 27, 2013, which have been registered under the Securities Act of 1933, as amended, or, the "Securities Act," and are referred to in this prospectus as the new notes, for all $350 million aggregate principal amount of outstanding unregistered 5.375% notes due February 27, 2013, which are referred to in this prospectus as the old notes.

o The terms of the new notes will be substantially identical to the old notes that we issued on February 27, 2003, except that the new notes will be registered under the Securities Act and will not be subject to transfer restrictions or registration rights. The old notes were issued without compliance with the registration requirements of the Securities Act in reliance upon an available exemption.

o We will pay interest on the new notes on each February 27 and August 27, beginning August 27, 2003.

o The new notes will be fully and unconditionally guaranteed by each of our existing and future U.S. subsidiaries that are or become guarantors of our credit facility.

o Subject to the terms of this exchange offer, we will exchange the new notes for all old notes that are validly tendered and not withdrawn prior to the expiration of this exchange offer. The exchange offer is not conditioned upon the exchange of a minimum principal amount of old notes.

o The exchange of old notes for new notes in this exchange offer should not be a taxable event for U.S. federal income tax purposes and should not result in a charge to U.K. tax.

o      We will not receive any proceeds from this exchange offer.

o      We have applied to list the new notes on the Luxembourg Stock Exchange.

       Investing in the new notes involves risks. You should consider carefully the risk factors beginning on page 11 of this prospectus before tendering your old notes in this exchange offer.

                         ------------------------------

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the new notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                         ------------------------------

                The date of this prospectus is ___________, 2003

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------
Important Information About This Prospectus.........................       ii
Presentation of Financial Information...............................       ii
Where You Can Find More Information.................................      iii
Cautionary Statement Regarding Forward-Looking Statements...........       iv
Prospectus Summary..................................................        1
Risk Factors........................................................       11
Use of Proceeds.....................................................       18
Capitalization......................................................       19
This Exchange Offer.................................................       21
Description of the Notes............................................       29
Tax Considerations..................................................       40
Plan of Distribution................................................       46
Enforceability of Civil Liabilities.................................       46
Legal Matters.......................................................       46
Experts.............................................................       47

                   IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

       You should rely only on the information set forth in this prospectus and incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

       We are not making this exchange offer to, and we will not accept surrenders for exchange from, holders of old notes in any jurisdiction in which this exchange offer or the acceptance of this exchange offer would violate the securities or other laws of that jurisdiction.

       Unless the context otherwise requires, as used in this prospectus:

       o the terms "AMVESCAP," "our," and "we" refer to the combined entities of AMVESCAP PLC and its subsidiaries, including those subsidiaries of AMVESCAP that are guarantors of the notes;

       o the term "old notes" refers to the 5.375% senior notes due 2013 that we issued on February 27, 2003;

       o the term "new notes" refers to the 5.375% senior notes due 2013 that we registered under the Securities Act and that we are offering in exchange for the old notes; and

       o the term "notes" refers to the old notes and the new notes, collectively.

       Each broker-dealer that receives new notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes if the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We and the guarantors have agreed that, starting on the expiration date (as defined in this prospectus) and ending on the close of business one year after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any resale. See "Plan of Distribution."


                      PRESENTATION OF FINANCIAL INFORMATION

       We publish our consolidated financial statements in pounds sterling. Our consolidated financial statements that we have incorporated by reference in this prospectus have been prepared in conformity with generally accepted accounting principles in the United Kingdom, or U.K. GAAP, which differ in certain material respects from generally accepted accounting principles in the United States, or U.S. GAAP. Therefore, our financial statements may not be comparable to the financial statements of U.S. companies. See note 23 to our audited consolidated financial statements incorporated by reference in this prospectus for a description of these differences and a reconciliation to U.S. GAAP net income for the years ended December 31, 2002, 2001 and 2000 and U.S. GAAP shareholders' equity as of December 31, 2002 and 2001.

       In this prospectus, references to "U.S. dollars," or "$" are to United States currency and references to "pounds sterling," "(pound)," or "p" are to United Kingdom currency. Solely for your convenience, we have translated some amounts presented in pounds sterling into U.S. dollars at the noon buying rate in the City of New York for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York on the date specified. You should not construe these translations as representations that the pounds sterling amounts actually represent such U.S. dollar amounts presented or that they could be converted into U.S. dollars at the rates or the dates indicated. On December 31, 2002, the noon buying rate was $1.61 per (pound)1.00. See "Risk Factors - Risks Related to Our Company-Since a large part of our operations are denominated in U.S. dollars while our financial results are reported in U.K. pounds sterling, changes in the U.S. dollar to pounds sterling exchange rate may affect our reported financial results from one period to the next" for a discussion of the effects of fluctuating exchange rates on our company.

       The financial information concerning us contained or incorporated by reference in this prospectus does not constitute statutory accounts within the meaning of Section 240 of the Companies Act 1985 (as amended) of Great Britain. Statutory accounts of our company in respect of the financial years ended December 31, 2002, 2001 and 2000 have been delivered to the Registrar of Companies for England and Wales. In respect of each of those statutory accounts, our auditors have given reports that were unqualified and did not contain a statement under Section 237(2)-(3) of the Companies Act.


                       WHERE YOU CAN FIND MORE INFORMATION

       We have filed with the Securities and Exchange Commission, or the "SEC," a registration statement on Form F-4 under the Securities Act relating to the exchange offer. Additionally, we are subject to the information reporting requirements of the Securities Exchange Act of 1934 applicable to foreign private issuers, and accordingly, we file annual reports on Form 20-F and other information with the SEC. The registration statement and our other filings with the SEC are available on the Internet at the SEC's EDGAR website at http://www.sec.gov. You also may read and copy any document that we file with the SEC at the SEC's public reference rooms at the following address:

                             450 Fifth Street, N.W.
                                    Room 1024
                             Washington, D.C. 20549

       You can call the SEC at 1-800-SEC-0330 for more information about the public reference rooms and their copy charges. Our SEC filings also are available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which we have listed American Depositary Shares that represent our ordinary shares. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call 212-656-5060. You also may obtain copies, free of charge, from the office of our paying agent in Luxembourg, Banque Generale du Luxembourg, S.A., at 50 Avenue J.F. Kennedy, L-2951 Luxembourg, by calling 352-4242-2686 or by faxing to 352-4242-2984.

       This prospectus incorporates important business and financial information that is not included in or delivered with this document. The SEC allows us to "incorporate by reference" into this prospectus some of the information that we file with the SEC. This means that we can disclose important information to you by referring you to information and documents that we have filed with the SEC. Any information that we incorporate in this manner is considered part of this prospectus. We are incorporating by reference our annual report on Form 20-F for the fiscal year ended December 31, 2002, which we have previously filed with the SEC. We also are incorporating by reference any future annual reports on Form 20-F, including any amendments to the above-referenced Form 20-F, and any future Form 6-K reports we furnish to the SEC under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act after the date of this prospectus and prior to the completion of the exchange offer. You may request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us at the following address and telephone number:

                                  AMVESCAP PLC
                               30 Finsbury Square
                                     London
                             EC2A 1AG United Kingdom
                         Telephone: 011-44-207-638-0731
                         Facsimile: 011-44-207-638-0711
                         Attention: Corporate Secretary

       If you would like to request documents, please do so by no later than ________, 2003 in order to receive the documents before this exchange offer expires on __________, 2003.

       In addition, for so long as any of the new notes remain outstanding and during any period in which we are not subject to Section 13 or 15(d) of the Securities Exchange Act, we will make available to any prospective purchaser or beneficial owner of the new notes in connection with the sale thereof the information required by Rule 144A(d)(4) under the Securities Act.

       Information contained in this prospectus supplements, modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information in documents that we file with the SEC after the date of this prospectus will automatically update and supersede information in this prospectus or in earlier-dated documents incorporated by reference.

       If we have referred in this  prospectus to any  contracts,  agreements or other documents and have incorporated any of those contracts, agreements or documents in this prospectus or have filed them as exhibits to the registration statement, you should read the relevant document for a more complete understanding of the document or matter involved.


            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

       We believe it is important to communicate our future expectations to our shareholders and to the public. This prospectus includes, and documents incorporated by reference herein and public filings and oral and written statements by us and our management may include, statements that constitute "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of our management and on information available to our management at the time such statements were made. Forward-looking statements include information concerning possible or assumed future results of our operations, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, acquisition activities and the effect of completed acquisitions, debt levels and the ability to obtain additional financing or make payments on our debt, regulatory developments, demand for and pricing of our products and other aspects of our business, general economic conditions and statements that, in each case, are preceded by, followed by, or include words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "could," "should," "would" or similar expressions.

       Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. Many of the factors that will determine these results are beyond our ability to control or predict. For a discussion of some of these factors, please read carefully the information under the caption "Risk Factors." We do not intend to review or revise any particular forward-looking statements made or incorporated by reference in this prospectus in light of future events, except as otherwise required by law. We caution investors not to rely unduly on any forward-looking statements.

      The following important factors, and other important factors described elsewhere or incorporated by reference in this prospectus or in our other filings with the SEC, among others, could cause our results to differ from any results that we may project, forecast or estimate in any such forward-looking statements:

       o      variations in demand for our investment products;
       o      significant changes in net cash flows into or out of our business;
       o significant fluctuations in the performance of debt and equity markets worldwide;
       o the effect of political or social instability in the countries in which we invest or do business;
       o the effect of terrorist attacks in the countries in which we invest or do business and the escalation of hostilities that could result therefrom;
       o enactment of adverse state, federal or foreign legislation or changes in government policy or regulation (including accounting standards) affecting our operations or the way in which our profits are taxed;
       o war and other hostilities in or involving countries in which we invest or do business;
       o      adverse results in litigation;

       o      exchange rate fluctuations;
       o the effect of economic conditions and interest rates on a U.K., U.S. or international basis;
       o      our ability to compete in the investment management business;
       o      the effect of consolidation in the investment management business;
       o limitations or restrictions on access to distribution channels for our products;
       o      our ability to attract and retain key personnel;
       o the investment performance of our investment products and our ability to retain our accounts;
       o our ability to acquire and integrate other companies into our operations successfully and the extent to which we can realize anticipated cost savings and synergies from such acquisitions; and
       o      the effect of system delays and interruptions on our operations.

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

       This brief summary highlights selected information from this prospectus. It may not contain all the information that is important to you. For a more complete understanding of this exchange offer, our company, and the new notes, we encourage you to read this entire prospectus carefully, including the risk factors and the other documents referred to in this prospectus.


                               This Exchange Offer

Background................................  We issued the old notes in a private offering in February 2003. In
                                            connection with that private
                                            offering, we entered into a
                                            registration rights agreement in
                                            which we agreed, among other things,
                                            to deliver this prospectus to you
                                            and to complete an exchange offer
                                            for the old notes.

General...................................  We are offering to exchange the old notes for a like principal amount of
                                            new notes. Old notes may be
                                            tendered, and new notes will be
                                            issued, only in integral multiples
                                            of $1,000 principal amount.
                                            Currently, $350 million in principal
                                            amount of old notes is outstanding.

                                            The terms of the new notes are
                                            identical in all material respects
                                            to the terms of the old notes except
                                            that the new notes are registered
                                            under the Securities Act and
                                            generally are not subject to
                                            transfer restrictions or
                                            registration rights.

Resale of registered notes................  We believe that you can resell and transfer your new notes without
                                            registering them under the
                                            Securities Act and delivering a
                                            prospectus if:

                                            o      you are acquiring the new
                                                   notes in the ordinary
                                                   course of your business for
                                                   investment purposes;

                                            o      you are not engaged in, do
                                                   not intend to engage in and
                                                   have no arrangement or
                                                   understanding with anyone to
                                                   participate in a distribution
                                                   of the new notes (within the
                                                   meaning of the Securities
                                                   Act); and

                                            o      you are not an affiliate of
                                                   AMVESCAP within the meaning
                                                   of Rule 405 under the
                                                   Securities Act.

                                            Our belief is based on
                                            interpretations expressed in some of
                                            the SEC's no-action letters to other
                                            issuers in similar exchange offers.
                                            However, we cannot guarantee that
                                            the SEC would make a similar
                                            decision about this exchange offer.
                                            If our belief is wrong, or if you
                                            cannot truthfully make the necessary
                                            representations, and you transfer
                                            any new note received in this
                                            exchange offer without meeting the
                                            registration and prospectus delivery
                                            requirements of the Securities Act
                                            or without an exemption from these
                                            requirements, then you could incur
                                            liability under the Securities Act.
                                            We are not indemnifying you for any
                                            liability that you may incur under
                                            the Securities Act.

                                            If you are a broker-dealer that will
                                            receive new notes for your own
                                            account in exchange for old notes
                                            that you acquired as a result of
                                            your market-making or other trading
                                            activities, you will be required to
                                            acknowledge in the letter of
                                            transmittal that you will deliver a
                                            prospectus in connection with any
                                            resale of the new notes. By so
                                            acknowledging and by delivering a
                                            prospectus, a broker-dealer will not
                                            be deemed to admit that it is an
                                            "underwriter" within the meaning of
                                            the Securities Act. A broker-dealer
                                            may use this prospectus for an offer
                                            to resell or otherwise transfer the
                                            new notes. We have agreed that, for
                                            a period of one year after the date
                                            of this prospectus, we will make
                                            this prospectus and any amendment or
                                            supplement to this prospectus
                                            available to any broker-dealer for
                                            use in connection with any resale.
                                            See "Plan of Distribution."

Consequences of failure to exchange.......  Old notes that are not tendered in the exchange offer or that are not
                                            accepted for exchange will continue
                                            to bear legends restricting their
                                            transfer. You will not be able to
                                            offer or sell the old notes unless:

                                            o      each offer or sale is made
                                                   pursuant to an exemption from
                                                   the requirements of the
                                                   Securities Act; or

                                            o      the old notes are registered
                                                   under the Securities Act.

                                            After the exchange offer is closed,
                                            we will no longer have an obligation
                                            to register the old notes except in
                                            some limited circumstances. See
                                            "Risk Factors--Risks Related to the
                                            Notes and the Exchange Offer--If you
                                            fail to properly exchange your old
                                            notes for new notes, you will
                                            continue to hold notes subject to
                                            transfer restrictions, and the
                                            liquidity of the trading market for
                                            any untendered old notes may be
                                            substantially limited."

Expiration date...........................  This exchange offer will expire at
                                            5:00 p.m., New York City time, on
                                            _________, 2003, unless we extend
                                            it.  We do not currently intend to
                                            extend the expiration date.

Withdrawal of tenders.....................  You may withdraw the surrender of your old notes at any time prior to
                                            the expiration date.

Conditions to this exchange
offer.....................................  This exchange offer is subject to customary conditions, which we may
                                            assert or waive. See "This Exchange
                                            Offer--Conditions to this
                                            Exchange Offer."

Regulatory Approvals......................  We are not aware of any material governmental approvals or actions
                                            that are required to complete the
                                            exchange offer, other than in
                                            connection with the filing of the
                                            registration statement of which this
                                            prospectus is a part.

Procedures for tendering..................  If you wish to accept this exchange offer and your old notes are held by
                                            a custodial entity such as a bank,
                                            broker, dealer, trust company or
                                            other nominee, you must instruct the
                                            custodial entity to tender your old
                                            notes on your behalf pursuant to the
                                            procedures of the custodial entity.
                                            If your old notes are registered in
                                            your name, you must complete, sign
                                            and date
                                            the accompanying letter of
                                            transmittal, or a facsimile of the
                                            letter of transmittal, according to
                                            the instructions contained in this
                                            prospectus and the letter of
                                            transmittal. You then must mail or
                                            otherwise deliver the letter of
                                            transmittal, or a facsimile of the
                                            letter of transmittal, together with
                                            the old notes and any other required
                                            documents, to the exchange agent at
                                            the address set forth on the cover
                                            page of the letter of transmittal.

                                            Custodial entities that are
                                            participants in The Depository Trust
                                            Company, or DTC, must tender old
                                            notes through DTC's Automated Tender
                                            Offer Program, or ATOP. ATOP enables
                                            a custodial entity, and the
                                            beneficial owner on whose behalf the
                                            custodial entity is acting, to
                                            electronically agree to be bound by
                                            the letter of transmittal. A letter
                                            of transmittal need not accompany
                                            tenders effected through ATOP.

                                            By tendering your old notes in
                                            either of these manners, you will
                                            make and agree to the
                                            representations that appear under
                                            "This Exchange Offer--Purpose and
                                            Effect of this Exchange Offer."

Closing...................................  The new notes will be issued in exchange for corresponding old notes
                                            in this exchange offer, if
                                            consummated, on the fifth business
                                            day following the expiration date of
                                            this exchange offer or as soon as
                                            practicable after that date.

Taxation..................................  The exchange of old notes for new notes in this exchange offer should
                                            not be a taxable event for U.S.
                                            federal income tax purposes and
                                            should not result in a charge to
                                            U.K. tax. See "Tax
                                            Considerations."

Exchange agent............................  SunTrust Bank is the exchange  agent for this exchange  offer.  The
                                            address and  telephone  number of
                                            the exchange  agent are set forth
                                            under the caption "This Exchange
                                            Offer--Exchange Agent."


                                  The New Notes

       The new notes have the same financial terms and covenants as the old notes, which are as follows:

Issuer....................................  AMVESCAP PLC

Notes Offered.............................  $350 million aggregate principal amount of 5.375% senior notes due
                                            2013.

Maturity..................................  February 27, 2013

Further Issuances.........................  The amount of notes we can issue under the indenture is unlimited.
                                            We initially issued the old notes in
                                            an aggregate principal amount of
                                            $350 million in February 2003.
                                            However, we may issue additional
                                            notes under the indenture without
                                            your consent and without notifying
                                            you.

Interest..................................  5.375% per year. We will pay interest on the new notes on
                                            February 27 and August 27 of each
                                            year, beginning August 27, 2003.

Guarantees ...............................  Each of our U.S. subsidiaries that guarantees our credit facilities
                                            will fully and unconditionally
                                            guarantee the new notes.  If
                                            additional subsidiaries guarantee
                                            our credit facilities in the future,
                                            those subsidiaries also will become
                                            guarantors of the new notes.  See
                                            "Description of Notes--Guarantees."

Listing...................................  We have applied to list the old notes and the new notes on the
                                            Luxembourg Stock Exchange. Assuming
                                            our listing application is approved,
                                            the new notes and any old notes not
                                            exchanged in this exchange offer
                                            will be listed on the Luxembourg
                                            Stock Exchange.

Ranking...................................  The new notes will be our senior unsecured obligations and will rank
                                            equally with all of our other
                                            existing and future senior unsecured
                                            indebtedness. The guarantees of the
                                            new notes will rank equally with all
                                            of the guarantors' other existing
                                            and future senior unsecured
                                            indebtedness. We and the guarantors
                                            had a total of approximately $1.2
                                            billion of senior unsecured
                                            indebtedness outstanding at December
                                            31, 2002. The new notes will
                                            effectively rank junior to all
                                            indebtedness and other liabilities
                                            of our subsidiaries who are not
                                            guarantors. See "Description of
                                            Notes--Ranking."

Optional redemption.......................  We may redeem all or a portion of the new notes from time to time
                                            at a price equal to the greater of:

                                            o      100% of the principal amount
                                                   of the new notes; or

                                            o      the sum of the present value
                                                   of the principal amount and
                                                   interest on the new notes
                                                   being redeemed, plus a
                                                   make-whole premium.

                                            See "Description of the Notes--
                                            Optional Redemption."

Redemption for tax reasons................  If we or any of the guarantors must pay additional amounts to compensate
                                            holders of the new notes for U.K.
                                            withholding taxes, then we may
                                            redeem all, but not less than all,
                                            of the new notes.  The redemption
                                            price would equal 100% of the new
                                            notes' principal amount, plus
                                            accrued and unpaid interest and any
                                            additional amounts owed up to the
                                            redemption date.  See "Description
                                            of the Notes--Redemption for Tax
                                            Reasons."

Merger covenant...........................  The indenture governing the new notes contains a covenant that
                                            limits our and the guarantors'
                                            ability to consolidate, merge or
                                            dispose of all or substantially all
                                            of our or the guarantors' assets.

Use of Proceeds...........................  We will not receive any proceeds from this exchange offer.

Governing Law.............................  The new notes and the indenture will be governed by the laws of the State
                                            of New York.

Luxembourg listing and paying agent.......  Banque Generale du Luxembourg, S.A.

Trustee, Transfer Agent, and Book-Entry
   Depository.............................  SunTrust Bank

Paying Agent..............................  SunTrust Bank


                                  Risk Factors

      You should read the section entitled "Risk Factors," as well as the other cautionary statements throughout this prospectus, to ensure you understand the risks associated with tendering your old notes in exchange for new notes.

                                  AMVESCAP PLC

       We are one of the world's largest independent investment management groups, with $332.6 billion of assets under management at December 31, 2002. AMVESCAP PLC, which was incorporated in 1935 under the laws of England, is the holding company of the investment management group. Its principal offices are located at 30 Finsbury Square, London EC2A 1AG, United Kingdom, and its telephone number is 011-44-207-638-0731. We provide our clients with a broad array of domestic, foreign and global investment products, focused primarily on investment management. We have a significant presence in the institutional and retail segments of the investment management industry in North America, Europe and Asia.

       We operate through various subsidiaries and divisions throughout the world. We are committed to managing assets regionally and believe that our local investment managers provide us with a competitive advantage. We have a team of approximately 780 investment professionals located around the world. In addition, we offer multiple investment styles for the various investment objectives and asset classes of the products we offer. Our products include equity, balanced, fixed income, money market and real estate investment portfolios. Approximately 50% of our assets under management as of December 31, 2002 were invested in equities, and approximately 50% were invested in fixed income and other securities.

       We use several methods to distribute our products to retail and institutional clients in each of our markets. In North America, we offer load mutual funds, separate account management and "wrap" or managed accounts. Managed accounts offer individuals and smaller institutions comprehensive investment management services under a single-fee structure covering substantially all charges, including investment management, brokerage, custody, record keeping and reporting. Outside of North America, we offer unit trusts and other European and Asian mutual funds, as well as private account management for retail and institutional investors. Our retail and institutional clients are located in more than 100 countries.

       Our business units work together to provide products and services to our clients. A variety of advisory and sub-advisory arrangements allow our business units to access specific areas of investment management expertise located elsewhere within our company. We believe that our ability to develop and distribute products across businesses via multiple delivery channels allows us to offer our clients a broader range of products and services than most of our competitors.

       We have organized our operations with a view to maximizing the benefits of a local presence while exploiting the synergies of a global organization. Until December 31, 2002, we were organized into five operating groups. Effective January 1, 2003, we are organized into four operating groups:

AIM...................................    which manages and distributes (i) the
                                          AIM family of 90 load mutual funds in
                                          the United States, and (ii) the AIM
                                          Trimark family of 80 load mutual funds
                                          in Canada, and provides services
                                          through managed accounts;

INVESCO ...............................   which manages and  distributes
                                          portfolios  for retail and
                                          institutional investors in the United
                                          States and outside of North  America
                                          (primarily Europe  and Asia),
                                          including  the  management  and
                                          distribution  of the INVESCO  family
                                          of 49 load funds in the United States,
                                          and provides services through managed
                                          accounts;

AMVESCAP Retirement ...................   which  distributes  our  investment
                                          management  products by  developing,
                                          marketing,  managing and providing
                                          administrative and related services to
                                          defined  contribution plans, such as
                                          401(k) plans, and related retirement
                                          products throughout the world; and

Private Wealth Management .............   which provides wealth  management
                                          services to high net worth individuals
                                          and their  families as well as asset
                                          management  services to foundations
                                          and endowments in the United States
                                          and the United Kingdom.

               SUMMARY SELECTED CONSOLIDATED FINANCIAL INFORMATION

       The following table sets forth summary selected consolidated financial information as of and for each of the years in the five-year period ended December 31, 2002. We derived the selected financial information as of and for each of the years in the five-year period ended December 31, 2002 from our audited consolidated financial statements. You should read the summary selected consolidated financial information together with the audited consolidated financial statements and related notes and the other financial information incorporated by reference in this prospectus.


                                                                     Year Ended December 31, (1)
                                            ---------------------------------------------------------------------------------
                                              2002 (2)       2002         2001         2000 (3)        1999 (3)      1998 (3)
                                            ---------------------------------------------------------------------------------
                                                                    (In thousands, except per share data)
Profit and Loss Data:
Amounts in accordance with U.K. GAAP:
   Revenues...............................  $2,165,873(pound)1,345,263(pound)1,619,847(pound)1,628,662(pound)1,072,350(pound)802,172
   Operating profit before goodwill
     amortization and Exceptional items (4)...     590,749      366,925      523,360      588,911       352,713      257,316
   Operating profit...........................     238,702      148,262      325,886      480,690       315,959      187,495
   Profit before taxation.....................     164,647      102,265      280,438      446,233       283,042      161,478
   Profit after taxation......................      27,198       16,893      154,803      300,728       181,484       99,848
   Earnings per share before goodwill
     amortization and exceptional items: (4)
      Basic...................................                    27.5p         41.2p        57.5p         34.1p        26.9p
      Diluted.................................                    27.2p         40.0p        54.7p         32.7p        25.2p
     Earnings per share:
      Basic...................................                     2.1p         19.2p        44.4p         28.4p        16.6p
      Diluted.................................                     2.1p         18.6p        42.3p         27.2p        15.6p
Amounts in accordance with U.S. GAAP:
   Net income.................................     260,604      161,866       80,221      180,710        88,034       44,251
   Earnings per share:
        Basic.................................                    20.0p         10.0p        26.7p         13.8p         7.4p
        Diluted...............................                    19.8p          9.7p        25.7p         13.2p         7.0p


                                                                        As of December 31, (1)
                                                ------------------------------------------------------------------------------
                                                2002 (2)        2002       2001       2000 (3)       1999 (3)      1998 (3)
                                                ------------------------------------------------------------------------------
                                                                            (In thousands)
Balance Sheet Data:
Amounts in accordance with U.K. GAAP:
       Net current assets (5).................    $16,982(pound)10,548(pound)163,817(pound)417,150(pound)234,157(pound)142,375
       Goodwill (5)...........................  4,093,113    2,542,306     2,696,045     2,375,542       664,135       711,795
       Total assets (5).......................  6,661,579    4,137,627     4,448,895     4,322,679     1,841,523     1,625,086
       Current maturities of debt.............    357,563      222,089       125,828         6,839            --         7,195
       Long-term debt, excluding current
          maturities..........................    958,916      595,600       844,285       960,023       659,120       686,010
       Capital and reserves...................  3,676,416    2,283,488     2,281,464     2,130,001       451,384       345,241
Amounts in accordance with U.S. GAAP:
       Goodwill (5)...........................  5,718,103    3,551,617     3,647,633     3,389,084     1,650,515     1,711,396
       Total assets (5).......................  8,073,311    5,014,479     5,308,748     5,253,384     2,737,487     2,523,470
       Capital and reserves...................  5,165,258    3,208,235     3,112,031     3,018,621     1,337,312     1,255,106



                                                                     Year Ended December 31, (1)
                                                -------------------------------------------------------------------------------
                                                   2002 (2)      2002         2001            2000        1999        1998
                                                -------------------------------------------------------------------------------
                                                                            (In thousands)
Other Data:
Amounts in accordance with U.K. GAAP:
   Cash provided by operations (5)............    $686,694(pound)426,518(pound)543,233(pound)675,825(pound)366,047(pound)159,861
   EBITDA (4).................................     698,286       433,718       603,418       659,665       431,063       309,459
   Ratio of earnings to fixed charges (6)                          2.56x         5.17x         8.28x         6.38x         4.65x
Amounts in accordance with U.S. GAAP:
   EBITDA (4).................................     686,097       426,147       604,913       662,422       414,634       281,112
   Ratio of earnings to fixed charges (6)                          4.85x         4.66x         7.25x         4.89x         3.83x
Dividends per share (pence)...................                      11.5            11            10             9             8



                                                                  As of December 31, (1)
                                                -----------------------------------------------------------
                                                   2002        2001        2000        1999        1998
                                                -----------------------------------------------------------
                                                                        (In billions)
Total assets under management.................      $332.6      $397.9      $402.6      $357.4      $275.4

--------------

(1) Includes financial data attributable to acquired businesses from the respective dates of purchase.

(2) For the convenience of the reader, we have translated pounds sterling as of and for the fiscal year ended December 31, 2002 into U.S. dollars using the Noon Buying Rate, which is the noon buying rate in the City of New York for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York, on December 31, 2002 of $1.61 per (pound)1.00. We did not use Noon Buying Rates in the preparation of our consolidated financial statements. The rates that we used in the preparation of our consolidated financial statements for the fiscal year ended December 31, 2002 were $1.50 per (pound)1.00 for profit and loss statement items, which was the average prevailing exchange rate during the year, and $1.60 per (pound)1.00 for balance sheet items, which was the rate prevailing at December 31, 2002. For a discussion of the effects of currency fluctuations on our combined results of operations and combined financial position, see "Risk Factors--Risks Related to Our Company--Since a large part of our operations are denominated in U.S. dollars while our financial results are reported in pounds sterling, changes in the U.S. dollar to pounds sterling exchange rate may affect our reported financial results from one period to the next."
(3) Restated for the impact of adopting FRS 19, "Deferred Tax." The U.K. Accounting Standards Board issued FRS 19, which requires companies to change their method of computing deferred taxes. We adopted this new statement in 2001, including a restatement of prior years' profit and loss account and balance sheet.

(4) Operating profit before goodwill amortization and exceptional items is a more appropriate income amount for presentation, and profit after taxation before goodwill amortization and exceptional items is a more appropriate income amount for the calculation of earnings per share, since they both represent a more consistent measure of the year-by-year performance of the business. EBITDA consists of earnings before taxation and exceptional items and excluding interest expense, depreciation and amortization charges. EBITDA is presented because we believe that EBITDA may be useful to investors as an indicator of funds available to us, which may be used to pay dividends, to service debt, to make capital expenditures and for working capital purposes. EBITDA should not be construed as an alternative to operating profit (as determined in accordance with U.K. GAAP or U.S.
     GAAP) as an indicator of our operating performance, as cash flows from operating activities (as determined in accordance with U.K. GAAP or U.S.
     GAAP), as a measure of liquidity, or as any other measure of operating performance determined in accordance with U.K. GAAP or U.S. GAAP. Our calculation of EBITDA may not be comparable to similarly titled measures presented by other companies. Reconciliations of operating profit to operating profit before goodwill amortization and exceptional items, earnings per share to earnings per share before goodwill amortization and exceptional items, profit before taxation to U.K. GAAP EBITDA, and U.K. GAAP EBITDA to U.S. GAAP EBITDA are presented below:

Reconciliation of operating profit to operating profit before goodwill amortization and exceptional items:

                                                                       Year Ended December 31, (1)
                                                   ---------------------------------------------------------------------------------
                                                     2002(2)       2002        2001            2000         1999          1998
                                                   ---------------------------------------------------------------------------------

Operating profit                                      $238,702(pound)148,262(pound)325,886(pound)480,690(pound)315,959(pound)187,495
Goodwill amortization                                  240,558       149,415       137,477        56,417        36,754        21,221

Exceptional items                                      111,489        69,248        59,997        51,804             -        48,600
                                                   ---------------------------------------------------------------------------------
Operating profit before goodwill amortization and     $590,749(pound)366,925(pound)523,360(pound)588,911(pound)352,713(pound)257,316
  exceptional items                                =================================================================================



Reconciliation of earnings per share to earnings per share before goodwill amortization and exceptional items:


                                                                       Year Ended December 31, (1)
                                                   ---------------------------------------------------------------------------------
                                                     2002(2)       2002        2001            2000         1999          1998
                                                   ---------------------------------------------------------------------------------
Basic earnings per share                                                2.1p         19.2p         44.4p         28.4p         16.6p
                                                              ======================================================================
Diluted earnings per share                                              2.1p         18.6p         42.3p         27.2p         15.6p
                                                              ======================================================================
Profit after taxation                                  $27,198 (pound)16,893(pound)154,803(pound)300,728(pound)181,484 (pound)99,848
Goodwill amortization                                  240,558       149,415       137,477        56,417        36,754        21,221
Exceptional items                                      111,489        69,248        59,997        51,804             -        48,600
Exceptional items - tax benefit                       (20,660)      (12,832)      (20,607)      (19,167)             -       (7,800)
                                                   ---------------------------------------------------------------------------------
Profit after taxation before goodwill  amortization   $358,585(pound)222,724(pound)331,670(pound)389,782(pound)218,238(pound)161,869
and exceptional items                              ---------------------------------------------------------------------------------
Conversion of ESDs                                           -             -             -         4,093             -           521
                                                   ---------------------------------------------------------------------------------
                                                      $358,585(pound)222,724(pound)331,670(pound)393,875(pound)218,238(pound)162,390
                                                   ---------------------------------------------------------------------------------
Basic earnings per share before goodwill                               27.5p         41.2p         57.5p         34.1p         26.9p
amortization and exceptional items
                                                              ======================================================================
Diluted earnings per share before goodwill                             27.2p         40.0p         54.7p         32.7p         25.2p
amortization and exceptional items
                                                              ======================================================================

Reconciliation of profit before taxation to U.K. GAAP EBITDA:

                                                                       Year Ended December 31, (1)
                                                   ---------------------------------------------------------------------------------
                                                     2002(2)       2002        2001            2000         1999          1998
                                                   ---------------------------------------------------------------------------------
Profit before taxation                                $164,647(pound)102,265(pound)280,438(pound)446,233(pound)283,042(pound)161,478
Amortization                                           240,558       149,415       137,477        56,417        62,674        34,565
Depreciation                                            96,974        60,232        69,625        53,607        40,621        26,616
Exceptional items                                      111,489        69,248        59,997        51,804             -        48,600
Interest expense                                        84,618        52,558        55,881        51,604        44,726        38,200
                                                   ---------------------------------------------------------------------------------
EBITDA - U.K. GAAP                                    $698,286(pound)433,718(pound)603,418(pound)659,665(pound)431,063(pound)309,459
  exceptional items                                =================================================================================


Reconciliation of U.K. GAAP EBITDA to U.S. GAAP EBITDA:

                                                                       Year Ended December 31, (1)
                                                   ---------------------------------------------------------------------------------
                                                     2002(2)       2002        2001            2000         1999          1998
                                                   ---------------------------------------------------------------------------------
EBITDA - U.K. GAAP                                    $698,286(pound)433,718(pound)603,418(pound)659,665(pound)431,063(pound)309,459
Acquisition accounting differences                    (12,865)       (7,991)             -             -      (14,389)      (28,197)
Other                                                      676           420         1,495         2,757       (2,040)         (150)
                                                   ---------------------------------------------------------------------------------
EBITDA - U.S. GAAP                                    $686,097(pound)426,147(pound)604,913(pound)662,422(pound)414,634(pound)281,112
                                                   =================================================================================


(5) Certain prior year amounts have been reclassified to conform to the current year presentation of banking and insurance subsidiaries.
(6) For purposes of computing the ratio of earnings to fixed charges, earnings consist of profit before taxation plus fixed charges. Fixed charges consist of interest costs and an estimate of the interest cost within rental expense.

                                  RISK FACTORS

     Before you tender your old notes, you should consider the following risk factors in addition to the other information included or incorporated by reference in this prospectus. Any of the following risks could harm our business and financial results and cause the value of the notes to decline, which in turn could cause you to lose all or part of your investment. The risks below are not the only ones facing our company. Additional risks not presently known to us or that we presently deem immaterial also may harm our business and financial results.

Risks Related to the Notes and the Exchange Offer

If you fail to properly exchange your old notes for new notes, you will continue to hold notes subject to transfer restrictions, and the liquidity of the trading market for any untendered old notes may be substantially limited.

     We will only issue new notes in exchange for old notes that you timely and properly tender. You should allow sufficient time to ensure timely delivery of the old notes, and you should carefully follow the instructions on how to tender your old notes set forth under "This Exchange Offer--Procedures for Tendering" and in the letter of transmittal that accompanies this prospectus. Neither we nor the exchange agent are required to notify you of any defects or irregularities relating to your tender of old notes.

     If you do not exchange your old notes for new notes in this exchange offer, the old notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the old notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the old notes under the Securities Act. If you continue to hold any old notes after this exchange offer is completed, you may have trouble selling them because of these restrictions on transfer.

     Because we anticipate that most holders of old notes will elect to participate in this exchange offer, we expect that the liquidity of the market for the old notes after completion of this exchange offer may be substantially limited. Any old notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount at maturity of the old notes not exchanged. Following this exchange offer, if you did not tender your old notes, you generally will not have any further registration rights, except in limited circumstances, and the old notes will continue to be subject to transfer restrictions.


If an active trading market does not develop for the new notes, you may be unable to sell the new notes or to sell them at a price you deem sufficient.

     The new notes will be new securities for which no established trading market currently exists. We have applied to list the new notes on the Luxembourg Stock Exchange, but the new notes may not be approved for listing on that or any other exchange. Securities dealers who were the initial purchasers of the old notes have advised us that they intend to make a market in the new notes, but they are not obligated to do so and may discontinue market-making at any time without notice.

     The liquidity of any market for the new notes will depend upon various factors, including:

     o    the number of holders of the new notes;

     o the interest of securities dealers in making a market for the new notes;

     o the overall market for investment grade securities or fixed income securities generally;

     o    our financial performance and prospects; and

     o    the prospects for companies in our industry generally.

     As a result, an active trading market may not develop for the new notes. If no active trading market develops, you may not be able to resell your new notes at their fair market value or at all.

     Even if a trading market develops, the new notes may trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including:

     o    prevailing interest rates;

     o    the number of holders of the new notes;

     o    the market for similar debt securities; and

     o    our financial performance.

     Finally, if a large number of holders of old notes do not tender old notes or tender old notes improperly, only a limited amount of new notes would be outstanding after we complete this exchange offer, which could adversely affect the development and viability of a market for the new notes.


Our substantial indebtedness could adversely affect our financial position and prevent us from fulfilling our obligations under the notes.

     We have a significant amount of indebtedness. After giving effect to the sale of new notes, as of December 31, 2002, we would have had outstanding debt of $1.3 billion, a ratio of earnings to fixed charges of 2.56x and shareholders' equity of $5.0 billion.

     Our significant level of indebtedness increases the possibility that we may be unable to generate sufficient cash to pay when due the principal of, interest on and other amounts due in respect of the notes and our other indebtedness. We also may obtain additional long-term debt, which would increase the risks discussed below. Our substantial amount of debt could have important consequences for you. For example, it could:

     o make it more difficult for us to satisfy our obligations with respect to the new notes;

     o require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of our cash flows to fund working capital, capital expenditures, expansion efforts and other general corporate requirements;

     o    require  us to sell debt or equity  securities  or to sell some of our
          core  assets,   possibly  on  unfavorable   terms,   to  meet  payment
          obligations;

     o restrict us from making strategic acquisitions, introducing new technologies or exploiting business opportunities;

     o limit our ability to obtain additional financing, if needed, for working capital, capital expenditures, acquisitions, debt service requirements or other purposes;

     o    increase   our   vulnerability   to  adverse   economic  and  industry
          conditions;

     o limit our flexibility in planning for, or reacting to, changes in our business and our industry; and

     o place us at a competitive disadvantage compared to our competitors that have less debt.

Servicing our indebtedness requires a significant amount of cash. Our ability to generate cash depends on many factors, some of which are beyond our control.

     Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund planned capital expenditures and expansion efforts depends on our ability to generate cash in the future. Our ability to generate cash depends, in part, on general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. In addition, our ability to borrow funds under our revolving credit facility in the future will depend on our continued compliance with financial covenants in the revolving credit facility and any amendments.

     We cannot assure you that our business will generate cash flow from operations or that future borrowings will be available to use in an amount sufficient to enable us to pay our indebtedness, including the notes. As a result, we may need to refinance all or a portion of our indebtedness on or before maturity. We cannot assure you that we will be able to refinance or amend the terms of any our indebtedness on commercially reasonable terms or at all. Our inability to generate sufficient cash flow or refinance our indebtedness on commercially reasonable terms would have a material adverse effect on our financial condition, results of operations and ability to satisfy our obligations under the new notes.


Some of our other debt ranks ahead of the notes in right of repayment, and therefore, we may be unable to pay principal or interest on the notes when they become due.

     The new notes and the guarantees of the new notes will be unsecured obligations. If we default, your right to payment under the new notes will be:

     o subordinate to any secured debt that we or the guarantors may have at that time;

     o effectively subordinate to all indebtedness and other liabilities of our non-guarantor subsidiaries;

     o equal to all of our and the guarantors' unsecured and unsubordinated debt; and

     o    senior to all of our and the guarantors' subordinated debt.

     Although neither we nor the guarantors have any secured debt now, we or a guarantor may obtain secured debt in the future. If that occurs, the holders of our secured debt will have a prior claim on our assets that secure these holders' secured debt. As a result, the holders of our secured debt will be paid before you receive any amounts due under the terms of the new notes and the guarantees of the new notes to the extent of the value of the assets securing their debt. In addition, if we or one of the guarantors are involved in any dissolution, liquidation or reorganization, you may not be able to recover any interest or principal you are due under the new notes.

     If we or a guarantor becomes insolvent, the guarantee of the new notes could be held by a court to be unenforceable. If the guarantees were held to be unenforceable, you would have an unsecured claim against the equity of the guarantor by virtue of, and to the extent of, our equity ownership of the guarantor. However, you would be paid only after all of the other indebtedness and liabilities of the guarantor had been satisfied. See "--United States federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from the guarantors. As a result, the guarantees from our subsidiaries may not be enforceable."

United  States  federal  and  state   statutes  allow  courts,   under  specific
circumstances, to void guarantees and require note holders to return payments received from guarantors. As a result, the guarantees from our subsidiaries may not be enforceable.

     Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims in respect of a guarantee can be subordinated to all other debts of that guarantor, if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

     o received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee;

     o    was insolvent or rendered insolvent by reason of the incurrence;

     o was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     o intended to incur, or believed that it would incur, debts beyond its ability to pay the debts as they mature.

     In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer occurred. Generally, however, a guarantor would be considered insolvent if:

     o the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

     o if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and matured; or

     o    it could not pay its debts as they became due.

     On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of the new notes and taking into account each guarantor's right of contribution, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.


Not all of our subsidiaries are guarantors.

     We conduct almost all of our operations through our subsidiaries. Not all of our subsidiaries will guarantee the new notes. In effect, the new notes will be subordinate to all existing and future indebtedness of our subsidiaries that are not guarantors of the new notes. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of these subsidiaries' indebtedness and their trade creditors generally will be entitled to payment of their claims from those subsidiaries' assets before any assets are available for payment to you. As of December 31, 2002, our subsidiaries that are not guarantors had approximately $0.1 billion of debt.


Interest  rate  increases  could  adversely   affect  our  earnings   because  a
significant portion of our total debt is floating rate debt.

     At December 31, 2002, we had approximately $240.0 million of floating rate debt under our revolving credit facility at a weighted average annual interest rate of 1.90%. Debt incurred in the future, under the revolving credit facility or otherwise, also may bear interest at floating rates. Therefore, increases in prevailing interest rates could increase our interest payment obligations, which would negatively impact our earnings. For example, based on the amount of our floating rate debt at December 31, 2002, a 100 basis point increase in interest rate would increase our annual interest expenses by approximately $2.4 million.


You may not be able to enforce obligations against us because we are incorporated in England.

     Because we are incorporated in England, the laws of England may affect your ability, or the ability of the trustee under the indenture acting on your behalf, to enforce obligations against us. Although we do not presently know of any legal reasons why obligations could not be enforced against us, subject to all limitations arising from bankruptcy, insolvency, moratorium, liquidation, reorganization or other laws generally affecting the rights of creditors and general principles of equity, we cannot assure you that the statutes and common law of England and Wales will not change in a way that prohibits or makes difficult enforcement against us.

     In addition, you or the trustee may have difficulty effecting service of process on us and our directors and officers who are not residents of the United States. It also may be problematic to enforce judgments of U.S. courts predicated upon civil liability provisions of the U.S. federal and state securities laws against us and our directors and officers who are not residents of the United States.


Some holders who exchange old notes may be deemed to be underwriters.

     If you exchange old notes in this exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities. If so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.


You are unlikely to be able to exercise effective remedies against our former independent public accountant in any legal action.

     Although we have dismissed Arthur Andersen as our independent public accountant and engaged Ernst & Young LLP in 2002, Arthur Andersen audited our consolidated financial statements for the years ended December 31, 2001, 2000, 1999 and 1998. On August 31, 2002, Arthur Andersen ceased practicing before the SEC. Substantially all Arthur Andersen personnel have already left the firm, including the individuals responsible for auditing our audited consolidated financial statements for the fiscal years ended December 31, 2001 and 2000 incorporated by reference in this prospectus. For those reasons, you are unlikely to be able to exercise effective remedies or collect on a judgment against Arthur Andersen.


Risks Related to Our Company

Adverse changes in market conditions and investment performance could result in a reduction in the assets under our management and the shift of client investments toward lower fee accounts, which would reduce the investment management fees we earn and could cause the carrying value of goodwill and certain investment balances on the balance sheet to become impaired.

     We derive substantially all of our revenues from investment management contracts with clients. Under these contracts, the investment management fee paid to us is typically based on the market value from time to time of assets under management. Accordingly, fluctuations in the prices of securities may have a material effect on our consolidated revenues and profitability.

     Fees vary with the type of assets being managed, with higher fees earned on actively managed equity and balanced accounts and lower fees earned on fixed income and stable return accounts. Therefore, our revenues may decline if client investments shift to these lower fee accounts.

     Investment management contracts are generally terminable upon 30 or fewer days' notice. Mutual fund and unit trust investors may generally withdraw their funds at any time without prior notice. Institutional clients may elect to terminate their relationships with us or reduce the aggregate amount of assets under our management, and individual clients may elect to close their accounts or redeem their shares in our mutual funds or shift their funds to other types of accounts with different rate structures for any of a number of reasons, including investment performance, changes in prevailing interest rates and financial market performance. The loss of a significant number of our clients would adversely affect our revenues and profitability. Poor performance relative to other investment management firms tends to result in decreased sales, increased redemptions of fund shares, and the loss of private institutional or individual accounts, with corresponding decreased revenues to us. Failure of our funds to perform well could, therefore, have a material adverse effect on us.

     The world economy experienced a marked slowdown in 2001 and 2002 that significantly and adversely affected stock prices generally. A continuation or worsening of the current economic slowdown, regardless of the causes, could continue to have an adverse impact on our investment management fees and results of operations, as well as our ability to raise capital and to continue to grow our business. Impairment reviews of the book values of goodwill and investments are performed annually. Should valuations be deemed to be impaired, a write down of the related asset would occur, adversely impacting our results of operations for the period.


Our investment management professionals are a vital part of our ability to attract and retain clients, and the loss of a significant portion of those professionals could result in a reduction of our revenues and profitability.

     Retaining key personnel is important to our ability to attract and retain clients and retail shareholder accounts. The market for investment management professionals is competitive and has grown more so in recent periods as the volatility of the markets has increased and the investment management industry has experienced growth. Our policy has been to provide our investment management professionals with compensation and benefits that we believe to be competitive with other leading investment management firms. However, there can be no assurance that we will be successful in retaining our key personnel, and the loss of a significant portion, either in quality or quantity, of our investment management personnel could reduce the attractiveness of our products to potential and current clients and could, therefore, have a material adverse effect on our revenues and profitability.


Competitive pressures may force us to reduce the fees we charge to clients, increase commissions paid to our financial intermediaries or provide more support to those intermediaries, all of which could reduce our profitability.

     The investment management business is highly competitive, and we compete based on a variety of factors, including investment performance, the range of products offered, brand recognition, business reputation, financing strength, the strength and continuity of institutional management and producer relationships, quality of service, the level of fees charged for services and the level of compensation paid and distribution support offered to financial intermediaries.

     We and our business units compete in every market in which we operate with a large number of investment management firms, commercial banks, investment banks, broker-dealers, insurance companies and other financial institutions. Some of these institutions have greater capital and other resources, and offer more comprehensive lines of products and services, than we do. The recent trend toward consolidation within the investment management industry has served to increase the strength of a number of our competitors. These strengthened competitors seek to expand their market share in many of the products and services we offer.

     In addition, there are relatively few barriers to entry by new investment management firms, and the successful efforts of new entrants into our various lines of business around the world, including major banks, insurance companies and other financial institutions, has also resulted in increased competition. Finally, the independent financial intermediaries who distribute certain of our products also distribute numerous competing products, including products sponsored by the firms that employ those financial intermediaries.


We operate in a highly regulated industry, and any changes in the regulations governing our business could, for example, reduce the number and types of products we can offer or the management fees we can charge our clients, either of which would decrease our revenues and profitability.

     As with all investment management companies, our operating groups are heavily regulated in almost all countries in which they conduct business. Laws and regulations applied at the national, state or provincial and local level generally grant governmental agencies and industry self-regulatory authorities broad administrative discretion over our activities and the activities of our business units, including the power to limit or restrict business activities. Possible sanctions include the revocation of licenses to operate certain businesses, the suspension or expulsion from a particular jurisdiction or market of any of our business organizations or their key personnel, and the imposition of fines and censures on our employees or us. It is also possible that laws and regulations governing our operations or particular investment products could be amended or interpreted in a manner that is adverse to us. To the extent that existing regulations are amended or future regulations are adopted that affect the sale, or increase the redemptions, of our products and services or the investment performance of our products, our aggregate assets under management and our revenues could be adversely affected.


Technology and operating risks could adversely impact our operations.

     We are dependent on the integrity of our technology, operating systems and premises. Although we have disaster recovery plans in place, we may experience system delays and interruptions as a result of natural disasters, power failures, acts of war, and third party failures, any one or all of which could negatively impact our operations.


Since a large part of our operations are denominated in U.S. dollars while our financial results are reported in U.K. pounds sterling, changes in the U.S. dollar to U.K. pounds sterling exchange rate may affect our reported financial results from one period to the next.

     The majority of our net assets, revenues and expenses, as well as our assets under management, are presently derived from the United States, where the functional currency is the U.S. dollar, while our financial statements are reported in U.K. pounds sterling. As a result, fluctuations in the U.S. dollar to U.K. pounds sterling exchange rate may affect our reported financial results from one period to the next. We do not manage actively our exposure to such effects. Consequently, changes in the U.S. dollar to the U.K. pounds sterling exchange rate could have a material positive or negative impact on our reported financial results.

                                 USE OF PROCEEDS

     This exchange offer is intended to satisfy our obligations under the registration rights agreement into which we entered when we issued the old notes. We will not receive any cash proceeds from this exchange offer. In exchange for old notes that you tender pursuant to this exchange offer, you will receive new notes in like principal amount. The old notes that are surrendered in exchange for the new notes will be retired and canceled by us upon receipt and cannot be reissued. Accordingly, the issuance of the new notes under this exchange offer will not result in any change in our outstanding debt.

     The net proceeds to us from the sale of the old notes on February 27, 2003 were approximately $345.7 million. We will use these net proceeds to repay outstanding indebtedness under our US $250 million aggregate principal amount of 6.375% senior notes due 2003 and our C$147.8 million aggregate principal amount of 6% equity subordinated debentures due 2003.

                                 CAPITALIZATION

     The  following  table  sets  forth  our  actual   historical   consolidated
capitalization as of December 31, 2002 and as adjusted to reflect the application of net proceeds from the issuance of the old notes and the exchange of all of the old notes for new notes pursuant to this exchange offer.

     Because the old notes exchanged for new notes will be retired and canceled by us and cannot be reissued, our outstanding long term debt will not change whether none, some or all of the old notes are exchanged and new notes issued pursuant to the exchange offer. You should read this table in conjunction with our consolidated financial statements and the accompanying notes and the other financial information included or incorporated by reference in this prospectus. Except as described below, no material change has occurred in our total capitalization since December 31, 2002.

                                                                               As of December 31, 2002 (1)
                                                               ---------------------------------------------------------
                                                                        Historical                     As adjusted
                                                               -----------------------------   -------------------------
Current maturities of debt
      Bank overdrafts..........................................    $  8,303    (pound)5,157   $  8,303      (pound)5,157
      Senior unsecured notes due 2003..........................     250,000         156,162         --                --
      Equity subordinated debentures due 2003..................      95,579          59,366         --                --
      Fixed notes due 2003.....................................      10,563           6,561     10,563             6,561
                                                               ------------ ---------------- ---------- ----------------

                                                                    364,445         227,246     18,866            11,718
                                                               ------------ ---------------- ---------- ----------------

Long-term debt, excluding current maturities
      Old notes due 2013.......................................          --              --         --                --
      New notes due 2013.......................................          --              --    350,000           217,391
      Senior unsecured notes due 2005..........................     400,000         249,859    400,000           249,859
      Credit facility due 2006.................................     240,000         149,916    240,000           149,916
      Senior unsecured notes due 2007..........................     300,000         187,395    300,000           187,395
      Other long-term debt.....................................      18,916           8,430     18,916             8,430
                                                               ------------ ---------------- ---------- ----------------

                                                                    958,916         595,600  1,308,916           812,991
                                                               ------------ ---------------- ---------- ----------------

Capital and reserves
      Called up share capital (2)..............................     319,769         198,614    319,769           198,614
      Share premium account (3)................................     996,993         619,250    996,993           619,250
      Exchangeable shares......................................     616,798         383,105    616,798           383,105
      Profit and loss account..................................     980,970         609,298    980,970           609,298
                                                               ------------ ---------------- ---------- ----------------

                                                                  2,914,530       1,810,267  2,914,530         1,810,267
      Other reserves...........................................     761,886         473,221    761,886           473,221
                                                               ------------ ---------------- ---------- ----------------

                                                                  3,676,416       2,283,488   3,676,416        2,283,488
                                                               ------------ ---------------- ---------- ----------------

            Total capitalization...............................  $4,999,777 (pound)3,106,334 $5,004,198 (pound)3,108,197
                                                               ============ ================ ========== ================

----------
(1) For the convenience of the reader, we have translated pounds sterling amounts as of December 31, 2002 into U.S. dollars using the Noon Buying Rate on December 31, 2002 of $1.61 per (pound)1.00.

(2) A total of 1,050,000,000 shares were authorized and 829,355,000 shares, including exchangeable shares that may be exchanged by the holders for ordinary shares on a share-for-share basis, were issued and outstanding as of December 31, 2002. The shares shown exclude 162,052,032 shares reserved for issuance under outstanding options and convertible securities.
(3) Certain amounts previously shown as credits to the share premium account, and which arose on various acquisitions, have now been reclassified to other reserves in accordance with the requirements of Section 131 of the Companies Act 1985.

                               THIS EXCHANGE OFFER

Purpose and Effect of this Exchange Offer

     The new notes to be issued in this exchange offer will be exchanged for the old notes that we issued in February 2003. At that time, we issued $350 million of 5.375% notes due 2013. We issued the old notes without compliance with the registration requirements of the Securities Act in reliance upon an exemption from those registration requirements. Concurrently, the initial purchasers of the old notes resold the old notes to investors believed to be "qualified institutional buyers" in reliance upon the exemption from registration provided by Rule 144A under the Securities Act.

     In connection with the issuance of the old notes, we and the guarantors entered into a registration rights agreement with the initial purchasers pursuant to which we agreed to:

     o file with the SEC by May 28, 2003 a registration statement under the Securities Act with respect to the issuance of the registered notes in an exchange offer;

     o use our best efforts to cause that registration statement to become effective under the Securities Act not later than July 27, 2003; and

     o issue and exchange the new notes for all old notes validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

     We have filed a copy of the registration rights agreement as an exhibit to the registration statement of which this prospectus is a part.

     Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes issued pursuant to this exchange offer may be offered for resale, resold or otherwise transferred by a holder under U.S. federal securities laws without compliance with the registration and prospectus deliver requirements of the Securities Act, provided that:

     o the holder is acquiring the new notes in the ordinary course of business for investment purposes;

     o the holder is not engaged in, does not intend to engage in and has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of new notes;

     o the holder is not a broker-dealer who purchased the old notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

     o the holder is not an "affiliate" of ours within the meaning of Rule 405 under the Securities Act.

     If you wish to participate in this exchange offer, you must represent to us in the letter of transmittal or through the DTC's ATOP that the conditions above have been met. However, we do not intend to request the SEC to consider, and the SEC has not considered, this exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar determination with respect to this exchange offer. Therefore, if you transfer any new note delivered to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your new notes from such requirements, you may incur liability under the Securities Act. We and the exchange agent do not assume this liability or indemnify you against this liability, but we do not believe this liability would exist if the above conditions are met.

     If any holder is an affiliate of ours, or is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the new notes to be acquired pursuant to the exchange offer, that holder:

     o may not rely on the applicable interpretations of the staff of the SEC; and

     o must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution."

     Except as described above, this prospectus may not be used for an offer to resell, a resale or other transfer of new notes.

     This exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.


Terms of the Exchange

     Upon the terms and subject to the conditions of this exchange offer, we will accept any and all old notes validly tendered prior to 5:00 p.m., New York time, on the expiration date. The date of acceptance for exchange of the old notes, and completion of the exchange offer, is the exchange date, which will be the first business day following the expiration date (unless extended as described in this document). We will issue, on or promptly after the exchange date, an aggregate principal amount of up to $350 million of new notes for a like principal amount of old notes tendered and accepted in connection with this exchange offer. The new notes issued in connection with this exchange offer will be delivered on the earliest practicable date following the exchange date. Holders may tender some or all of their old notes in connection with this exchange offer but only in $1,000 increments of principal amount.

     The terms of the new notes are identical in all material respects to the terms of the old notes, except that the new notes have been registered under the Securities Act and are issued free from any transfer restrictions or any covenant regarding registration. The new notes will evidence the same debt as the old notes and will be issued under the same indenture and be entitled to the same benefits under that indenture as the old notes being exchanged. As of the date of this prospectus, $350 million in aggregate principal amount of the old notes is outstanding.

     In connection with the issuance of the old notes, we arranged for the old notes originally purchased by qualified institutional buyers and any old notes sold in reliance on Regulation S under the Securities Act to be issued and transferable in book-entry form through the facilities of The Depository Trust Company, or DTC, acting as depositary. Except as described under "Description of the Notes--Book-Entry System; Delivery and Form," the new notes will be issued in the form of a global note registered in the name of DTC or its nominee and each beneficial owner's interest in it will be transferable in book-entry form through DTC. See "Description of the Notes--Book-Entry System; Delivery and Form."

     Holders of old notes do not have any appraisal or dissenters' rights in connection with this exchange offer. Old notes that are tendered but not accepted in connection with this exchange offer will remain outstanding and be entitled to the benefits of the indenture under which they were issued. However, some registration and other rights under the registration rights agreement will terminate, and holders of the old notes generally will not be entitled to any registration rights under the registration rights agreement, subject to limited exceptions.

     We will be considered to have accepted validly tendered old notes if and when we have given oral (confirmed in writing) or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

     If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the old notes, without expense, to the tendering holder as promptly as possible after the expiration date.

     Holders who tender old notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on the exchange of old notes in connection with this exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with this exchange offer. See "--Fees and Expenses."


Expiration Date; Extensions; Amendments

     The expiration date for this exchange offer is 5:00 p.m., New York City time, on _________, 2003, unless extended by us, in our sole discretion, in which case the term "expiration date" shall mean the latest date and time to which this exchange offer is extended.

     We reserve the right, in our sole discretion:

     o    to delay accepting any old notes;

     o    to extend this exchange offer;

     o    to amend the terms of this exchange offer in any manner; and

     o    to terminate this exchange offer.

     If we amend this exchange offer in a manner that we consider material, we will disclose the amendment by means of a prospectus supplement, and we will extend this exchange offer for a period of five to ten business days.

     If we determine to make a public announcement of any delay, extension, amendment or termination of this exchange offer, we will do so by making a timely release through an appropriate news agency.


Interest on the New Notes

     Interest on the new notes will accrue at the rate of 5.375% per annum from the most recent date to which interest on the old notes has been paid or, if no interest has been paid, from the date of the issuance of the old notes. Interest will be payable semiannually in arrears on February 27 and August 27, commencing on August 27, 2003.


Conditions to this Exchange Offer

     Despite any other term of this exchange offer, we will not be required to exchange any old notes and may terminate this exchange offer as provided in this prospectus before the acceptance of the old notes, if:

     o any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to this exchange offer that, in our reasonable judgment, might materially impair our ability to proceed with this exchange offer or materially impair the contemplated benefits of this exchange offer to us, or any material adverse development has occurred in any existing action or proceeding relating to us or any of our subsidiaries;

     o any change, or any development involving a prospective change, in our business or financial affairs or those of any of our subsidiaries has occurred that, in our reasonable judgment, might materially impair our ability to proceed with this exchange offer or materially impair the contemplated benefits of this exchange offer to us;

     o any law, statue, rule or regulation is proposed, adopted or enacted, that in our reasonable judgment, might materially impair our ability to proceed with this exchange offer or materially impair the contemplated benefits of this exchange offer to us; or

     o any governmental approval has not been obtained, which approval we, in our reasonable discretion, consider necessary for the completion of this exchange offer as contemplated by this prospectus.

     The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion, in whole or in part, at any time and from time to time. The failure by us at any time to exercise any of the above rights shall not be considered a waiver of these rights, and these rights shall be considered ongoing rights that may be asserted at any time and from time to time.

     If we determine in our reasonable discretion that any of the conditions are not satisfied, we may:

     o refuse to accept any old notes and return all tendered old notes to the tendering holders;

     o extend this exchange offer and retain all old notes tendered before the expiration of this exchange offer, subject, however, to the rights of holders to withdraw these old notes (See "--Withdrawal of Tenders"); or

     o waive unsatisfied conditions relating to the exchange offer and accept all properly tendered old notes which have not been withdrawn.


Procedures for Tendering

     Unless the tender is made in book-entry form, to tender old notes in this exchange offer, a holder must:

     o complete, sign and date the letter of transmittal, or a facsimile of it;

     o    have  the   signatures   guaranteed  if  required  by  the  letter  of
          transmittal; and

     o mail or otherwise deliver the letter of transmittal or the facsimile, the old notes and any other required documents to the exchange agent prior 5:00 p.m., New York City time, on the expiration date.

     Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the old notes through DTC's Automated Tender Offer Program, or ATOP. ATOP enables a custodial entity, and the beneficial owner on whose behalf the custodial entity is acting, to agree electronically agree to be bound by the letter of transmittal. A letter of transmittal need not accompany tenders effected through ATOP.

     The tender by a holder of old notes will constitute an agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

     The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. No letter of transmittal or old notes should be sent to us. Holders may request their brokers, dealers, commercial banks, trust companies or nominees to effect the tenders for them.

     Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender its old notes should contact the registered holder promptly and instruct the registered holder to tender on behalf of the beneficial owner. If the beneficial owner wishes to tender on that owner's own behalf, the owner must, prior to completing and executing the letter of transmittal and delivery of the owner's old notes, either make appropriate arrangements to register ownership of the old notes in the owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a considerable period of time.

     Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act, unless the old notes are tendered:

     o by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     o    for the account of an "eligible guarantor institution."

     In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by:

     o a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

     o a commercial bank or trust company having an office or correspondent in the United States; or

     o    an "eligible guarantor institution."

     If the letter of transmittal is signed by a person other than the registered holder of the old notes, the old notes must be endorsed by the registered holder or accompanied by a properly completed bond power, in each case signed or endorsed in blank by the registered holder.

     If the letter of transmittal or any old notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing and, unless the requirement is waived by us, submit evidence satisfactory to us of their authority to act in that capacity with the letter of transmittal.

     We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered old notes in our sole discretion. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular old notes either before or after the expiration date. Our interpretation of the terms and conditions of this exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within a time period determined by us. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of old notes, none of we, the exchange agent nor any other person has any duty to give this notice or will incur any liability for failure to give this notice. Tenders of old notes will not be considered to have been made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     In addition, we reserve the right, as set forth above under the caption "-- Conditions to this Exchange Offer," to terminate the exchange offer.

     By tendering old notes, each holder represents to us, among other things, that:

     o the new notes acquired in the exchange offer are being obtained in the ordinary course of business for investment purposes of the person receiving the new notes, whether or not such person is the holder;

     o neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of the new notes; and

     o neither the holder nor any other person is our "affiliate" (as defined in Rule 405 under the Securities Act).

     If the holder is a broker-dealer that will receive new notes for its own account in exchange for old notes, it will acknowledge that it acquired the old notes as the result of market-making activities or other trading activities and it will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution."


Guaranteed Delivery Procedures

     In the limited circumstances where old notes might have been certificated and a holder who wishes to tender its old notes finds:

     o    the old notes are not immediately available;

     o the holder cannot deliver the old notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date; or

     o the holder cannot complete the procedures for book-entry transfer before the expiration date;

      then the holder may effect a tender if:

     o    the tender is made through an eligible guarantor institution;

     o before the expiration date, the exchange agent receives from the eligible guarantor institution:

               (1) a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery,

               (2) the name and address of the holder, and

               (3) the certificate number(s) of the old notes and the principal amount of old notes tendered, stating that the tender is being made and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal and the certificates representing the old notes or a confirmation of book-entry transfer, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

     o the exchange agent receives, within three New York Stock Exchange trading days after the expiration date, a properly completed and executed letter of transmittal or facsimile, as well as the certificate(s) representing all tendered old notes in proper form for transfer or a confirmation of book-entry transfer, and all other documents required by the letter of transmittal.


Withdrawal of Tenders

     Except as otherwise provided in this prospectus, tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

     To withdraw a tender of old notes, a written facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

     o specify the name of the person who deposited the old notes to be withdrawn;

     o identify the old notes to be withdrawn, including the certificate number or numbers (if the old notes have been certificated) and principal amount of the old notes;

     o be signed by the depositor in the same manner as the original signature on the letter of transmittal by which the old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee register the transfer of the old notes into the name of the person withdrawing the tender; and

     o specify the name in which any old notes are to be registered, if different from that of the depositor.

     We will determine all questions as to the validity, form and eligibility (including time of receipt) of withdrawal notices. Any old notes so withdrawn will be considered not to have been validly tendered for purposes of the exchange offer, and no new notes will be issued in exchange for these old notes unless the old notes withdrawn are validly re-tendered. Any old notes that have been tendered but are not accepted for exchange or are withdrawn will be returned to the holder without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be re-tendered by following one of the procedures described above under the caption "--Procedures for Tendering" at any time prior to the expiration date.


Exchange Agent

     SunTrust Bank has been appointed as exchange agent in connection with this exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent, at its offices at 25 Park Place, 24th Floor, Atlanta, Georgia 30303. The exchange agent's telephone number is (404) 588-7296 and facsimile number is (404) 588-7335.


Fees and Expenses

     We will not make any payment to brokers, dealers or others soliciting acceptances of this exchange offer. We will pay some other expenses to be incurred in connection with this exchange offer, including the fees and expenses of the exchange agent as well as accounting and legal fees.

     Holders who tender their old notes for exchange will not be obligated to pay transfer taxes. If, however:

     o new notes are to be delivered to, or issued in the name of, any person other than the registered holder of the old notes tendered;

     o tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

     o a transfer tax is imposed for any reason other than the exchange of old notes in connection with this exchange offer,

then the amount of any transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of these taxes or exemption from them is not submitted with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.


Accounting Treatment

     Since they represent the same indebtedness, the new notes will be recorded at the same carrying value as the old notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of this exchange offer.


Consequences of Failing to Properly Tender Old Notes in the Exchange

     Issuance of the new notes in exchange for the old notes under this exchange offer will be made only after timely receipt by the exchange agent of the old notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, holders desiring to tender old notes in exchange for new notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities to tenders of old notes. Old notes that are not tendered or that are tendered but not accepted by us will, following completion of this exchange offer, continue to be subject to the existing restrictions upon transfer under the Securities Act, and, upon completion of this exchange offer, certain registration rights under the registration rights agreement will terminate.

     In the event the exchange offer is completed, we generally will not be required to register the remaining old notes, subject to limited exceptions. Remaining old notes will continue to be subject to the following restrictions on transfer:

     o the remaining old notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available, or if neither registration nor an exemption is required by law, and

     o the remaining old notes will bear a legend restricting transfer in the absence of registration or an exemption.

     We do not currently anticipate that we will register the remaining old notes under the Securities Act. To the extent that old notes are tendered and accepted in connection with this exchange offer, any trading market for remaining old notes could be adversely affected.

                            DESCRIPTION OF THE NOTES

     In general, the form and terms of the new notes and the old notes are identical in all material respects, except that the new notes are registered under the Securities Act and generally are not subject to transfer restrictions or registration rights.

     We issued the old notes, and will issue the new notes, pursuant to an indenture, which is a contract among us, A I M Management Group Inc., A I M Advisors, Inc., INVESCO Institutional (N.A.), Inc. and INVESCO North American Holdings, Inc., as guarantors, and SunTrust Bank, as trustee. The trustee's main role is to enforce your rights against us if we default. We describe some limitations on the extent to which the trustee acts on your behalf if an event of default occurs in the information under the caption "--Events of Default." The trustee also will act as our registrar, paying agent and authenticating agent in New York, and perform administrative duties for us, including sending out interest payments and notices under the indenture.

     The following description of the provisions of the indenture is a summary only. The summary is not complete. More specific terms as well as the definitions of terms can be found in the indenture and the Trust Indenture Act of 1939. The Trust Indenture Act of 1939 will be applicable to the indenture upon completion of this exchange offer. You can obtain a copy of the indenture by following the directions under the caption "Where You Can Find More Information" on page iii of this prospectus.

General

     The amount of notes we can issue under the indenture is unlimited. We issued the old notes in an initial aggregate principal amount of $350 million in February 2003. However, we may issue additional notes under the indenture without your consent and without notifying you. Any such additional notes will have the same ranking, interest rate, maturity date, redemption rights and other terms as the notes. Any such additional notes, together with the old notes and the new notes, will constitute a single series of notes under the indenture.

     Principal of and interest on the notes will be payable, and the notes will be transferable, at an office or agency of ours maintained for that purpose in the Borough of Manhattan, the City of New York, New York and, so long as the notes are listed on the Luxembourg Stock Exchange, in Luxembourg. The trustee will initially be our registrar and paying agent in New York, New York. We have appointed Banque Generale du Luxembourg S.A. as paying agent and transfer agent in Luxembourg with respect to the old notes and the new notes, which we have applied to list on the Luxembourg Stock Exchange. The address of Banque Generale du Luxembourg S.A. is 50 Avenue J.F. Kennedy, L-2951 Luxembourg, and the telephone number is 352-4242-2686. Assuming our listing application is approved, any old notes that are not exchanged will be listed on the Luxembourg Stock Exchange. So long as the notes are listed on the Luxembourg Stock Exchange, and the rules of that exchange require, we will maintain a paying agent and transfer agent in Luxembourg, and any change in the Luxembourg paying agent and transfer agent will be published in Luxembourg. We may at any time designate additional paying agents, rescind the designations or approve a change in the offices where they act.

     The notes will be issued without coupons, in denominations of $1,000 and any integral multiples of $1,000 in excess of $1,000. No service charge will be made for any registration of transfer or exchange of the notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange of notes. Payments of principal and interest will be paid in U.S. dollars.

     The indenture will not prevent us from purchasing notes trading on the Luxembourg Stock Exchange. In the event we purchase notes, the notes will be disregarded for some voting purposes consistent with the terms of the indenture.

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

Maturity, Interest and Principal Payments

     The notes will mature on February 27, 2013, at which time we will pay the outstanding principal amount due on the notes. Interest on the new notes will accrue from the date interest was last paid on the old notes, or if no interest has been paid, the date of the indenture, at a rate equal to 5.375% per year. We will pay interest on the notes on February 27 and August 27 of each year, beginning on August 27, 2003. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Under the terms of the notes, interest on the notes will increase by 0.25% per year in the following instances:

     o if the exchange offer registration statement is not filed by May 28, 2003;

     o if the exchange offer registration statement is not declared effective by July 27, 2003;

     o    this exchange offer is not consummated by August 26, 2003;

     o if any shelf registration statement required under the terms of the registration rights agreement is not declared effective by August 26, 2003; or

     o if the exchange offer registration statement or any shelf registration statement ceases to be effective for more than 60 days, whether consecutive or not, in any 12-month period during which we are required to keep it effective.

     Upon the filing of the exchange offer registration statement, the effectiveness of the exchange offer registration statement, consummation of the exchange offer or the effectiveness of the shelf registration statement, as the case may be, the increase in interest rate will cease to accrue from the date of filing, effectiveness or consummation, as the case may be.


Ranking

     The notes are not secured by any of our property or assets. The notes are our senior unsecured obligations and will rank equally with our existing and future senior unsecured indebtedness.

     The guarantees are not secured by any of the property or assets of the guarantors. The guarantees are senior unsecured obligations of the guarantors and rank equally with all of the guarantors' existing and future senior unsecured indebtedness.

     We and the guarantors had a total of approximately $1.2 billion of senior unsecured indebtedness outstanding at December 31, 2002.

     The notes effectively rank junior to all indebtedness and other liabilities of our subsidiaries who are not guarantors, which totaled $0.1 billion at December 31, 2002.


Guarantees

     A I M Management Group Inc., A I M Advisors, Inc., INVESCO Institutional (N.A.), Inc. and INVESCO North American Holdings, Inc. presently guarantee the old notes and will guarantee the new notes. All of the present guarantors are wholly owned U.S. subsidiaries of ours. If any of our other subsidiaries guarantee our credit facilities in the future, these subsidiaries also will guarantee the notes, subject to applicable law.

     The guarantors will, jointly and severally, unconditionally and irrevocably, guarantee the payment of all principal and interest on the notes. In general, the guarantees provide that if we fail to pay any principal of or interest on the notes when due and payable, the guarantors will, without any action by the trustee or any holder of the notes, pay the amount of principal or interest then due. The guarantees do not require the holders of the notes to take any action or institute any proceeding against us in order to demand or receive payments under the guarantees. Although upon making any such payment, the guarantors will be subrogated to the rights of the holders of the notes against us for any payment of interest and principal we fail to make, the guarantors will not be entitled to make a claim against us with respect to those rights until the notes have been paid in full.


Optional Redemption

     We may redeem some or all of the notes at any time. If we choose to redeem any notes prior to maturity, we will pay a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest up to the redemption date:

     o    100% of the principal amount of the notes to be redeemed, or

     o the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable treasury rate plus 25 basis points.

     If we choose to redeem any notes, we will mail a notice of redemption to you not less than 30 nor more than 60 days before the redemption date. In addition, so long as the notes are listed on the Luxembourg Stock Exchange, we will give notice to the Luxembourg Stock Exchange and publish notice in a leading newspaper of general circulation in Luxembourg. If we are redeeming less than all the notes, the trustee will select the particular notes to be redeemed by lot or pro rata or by another method the trustee deems fair and appropriate. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portion of the notes called for redemption.

     For purposes of calculating the redemption price in connection with the redemption of the notes on any redemption date, the following terms have the meanings set forth below:

     "Treasury rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the comparable treasury issue (computed as of the third business day immediately preceding the redemption) assuming a price for the comparable treasury issue equal to the comparable treasury issue (expressed as a percentage of its principal amount) for such redemption date.

     "Comparable treasury issue" means the United States Treasury security selected by the reference treasury dealer as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financing practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

     "Comparable treasury price" means (1) the average of three reference treasury dealer quotations for the redemption date, after excluding the highest and lowest reference treasury dealer quotations, or (2) if the trustee obtains fewer than three reference treasury dealer quotations, the average of all the quotations.

     "Reference treasury dealer" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., and their respective successors, and any other primary treasury dealer selected by the trustee and acceptable to us.

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

     "Reference treasury dealer quotations" means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by the reference treasury dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

     All determinations made by any reference treasury dealer with respect to determining the redemption price will be final and binding absent manifest error.


Payment of Additional Amounts

     We will make all payments of principal and interest on the notes without withholding or deducting any present or future taxes, duties, assessments or governmental charges imposed or levied by or on behalf of the U.K. or any political subdivision or any taxing authority therein, unless we are otherwise required to do so. In the event of:

     o    a change in applicable tax law, or

     o our failure to list or maintain a listing of the notes on a "recognised stock exchange" (within the meaning of Section 841 of the U.K. Income and Corporation Taxes Act 1988),

the effect of which, in either case, is to require us to withhold or deduct from any payment on the notes any amount for U.K. withholding taxes that we would not otherwise have been required to withhold or deduct, we must pay such additional amounts on the notes that result (after deduction or withholding of such U.K. withholding taxes, including any deduction or withholding of such U.K. withholding taxes with respect to such additional amounts) in the payment to each holder of a note of the amounts that would have been payable in respect of such note had no such withholding or deduction been required. Our obligation to pay additional amounts will not apply to:

     o any tax, duty, assessment or governmental charge imposed solely because:

               (1) the holder or beneficial owner of a note is or was a resident of the U.K. or is or was engaged in a trade or business that has or had a permanent establishment in the U.K.;

               (2) a note is presented for payment in the U.K., unless the note could not have been presented elsewhere; or

               (3) a note is presented for payment more than 30 days after the date on which the payment in respect of such note became due and payable or provided for, whichever is later, except to the extent that the holder of such note would have been entitled to additional amounts if such holder had presented such note for payment on any day within the 30-day period;

     o any estate, inheritance, gift, sales, transfer, personal property or similar tax, duty, assessment or governmental charge;

     o any tax, duty, assessment or other governmental charge imposed or withheld because the holder or beneficial owner failed to comply with applicable certification, identification or information reporting requirements concerning the identity, nationality, residence or connection with the U.K. of the holder or beneficial owner;

     o any tax, duty, assessment or other governmental charge which is imposed on a payment to any holder and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the draft directive 2001/0164 published on July 19, 2001 or any law complying with, or introduced in order to conform to, such Directive;

     o any tax, duty, assessment or other governmental charge resulting from a listing failure with respect to any note issued in the form of a definitive note pursuant to the terms of the indenture; or

     o    any combination of the items listed in the preceding five bullets,

nor shall additional amounts be paid with respect to any payment of principal or interest on any note to any holder who is a fiduciary or partnership or person other than the beneficial owner of such note to the extent such payment would be required by the laws of the U.K. (or any political subdivision or relevant taxing authority of or in the U.K.) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or partner of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the direct holder of the note.

     Whenever we refer to the payment of principal of or interest on any note or the net proceeds received on the sale or exchange of any note, such reference includes the payment of additional amounts provided for in the indenture to the extent that, in such context, additional amounts are, were, or would be payable pursuant to the indenture.


Redemption for Tax Reasons

     If, as the result of:

     o any change in or amendment to the laws, regulations or published tax rulings of the U.K. or of any political subdivision or taxing authority of or in the U.K., or any change in or amendment to the official application or interpretation of these laws, regulations or published tax rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus, or

     o a listing failure, provided that we have used reasonable best efforts to list and maintain a listing of the notes on a "recognised stock exchange" (within the meaning of Section 841 of the U.K. Income and Corporation Taxes Act 1988),

we determine that we must pay any additional amounts, then we may, at our option, redeem all, but not less than all, of the notes at a redemption price equal to 100% of the principal amount of the notes plus accrued and unpaid interest and any additional amounts to, but excluding, the redemption date.

     If we choose to redeem the notes, we will mail a notice of redemption to you not less than 30 nor more than 60 days before the redemption date. In addition, as long as the notes are listed on the Luxembourg Stock Exchange, we will give notice to the Luxembourg Stock Exchange and publish notice in a leading newspaper having general circulation in Luxembourg. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portion of the notes called for redemption.


Merger, Consolidation and Sale of Assets

     Under the indenture, we and the guarantors may not consolidate with or merge into, or transfer or lease substantially all of our assets to any entity, unless:

     o in our case, the surviving entity (if other than us) or the entity that acquires or leases substantially all of our assets expressly assumes our obligations on the notes and under the indenture;

     o in the case of a guarantor, the surviving entity (if other than the guarantor) or the entity that acquires or leases substantially all of the assets of the guarantor expressly assumes the obligations of the guarantor under its guarantee and the indenture;

     o if the surviving entity (if other than us or the guarantor, as the case may be) is not incorporated or organized under the laws of the U.K. or the United States, we deliver specific opinions and take other actions required by the indenture; and

     o after giving effect to the transaction, no event of default would exist.


Events of Default

     The term "event of default" means any of the following:

     o we do not pay interest or any additional amounts payable, if any, on any note when due, and such default continues for 30 days;

     o    we do not pay principal on any note when due;

     o we or the guarantors do not perform any of our other covenants in the indenture, and such default continues for 60 days after we receive written notice as provided in the indenture; and

     o certain events of bankruptcy, insolvency or reorganization involving us or any guarantor, provided that, with respect to any guarantor, such event of bankruptcy, insolvency or reorganization has a material adverse effect on us and our subsidiaries, taken as a whole.

     If an event of default occurs, other than bankruptcy, insolvency or reorganization, either the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal amount of all of the notes immediately due and payable. However, at any time after a declaration has been made, the holders of a majority in principal amount of the outstanding notes may, under certain circumstances, rescind and annul the acceleration. If a bankruptcy, insolvency or reorganization event of default occurs, the principal amount of the notes automatically will become immediately due and payable without any action on the part of the trustee or any holder. For information about waivers of defaults, see "--Modification and Waiver" below.

     Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture unless the holders of the notes offer the trustee protection from expenses and liabilities satisfactory to the trustee, which is called an indemnity. If reasonable indemnity is provided, the holders of a majority of the principal amount of the outstanding notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders also may direct the trustee in performing any other action under the indenture.

     We must furnish to the trustee annually a statement as to our performance of our obligations under the indenture and as to any default in such performance.


Defeasance and Covenant Defeasance

     The indenture provides that we may, at our option:

     o be discharged from our payment and certain other obligations in respect of the notes, or

     o be discharged from our obligation to comply with some restrictive covenants of the indenture and the related events of default,

     in each case if we deposit with the trustee money in U.S. dollars or U.S. government obligations that will generate cash sufficient to pay the principal of and interest on the notes on their various due dates. In the case of discharge pursuant to the first bullet above, we must deliver to the trustee an opinion of counsel to the effect that:

               (1) the holders of the notes will not recognize income, gain or loss, for U.S. federal income tax purposes as a result of the exercise of the option under the first bullet above and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, and

               (2) either we have received from, or there has been published by the U.S. Internal Revenue Service, a ruling to that effect, or since the date of the indenture, there has been a change in the applicable U.S. federal income tax law.

In the case of an election under the second bullet above, we must deliver to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of the option under the second bullet above and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same time as would have been the case if such option had not been exercised.


Satisfaction and Discharge

     The indenture will cease to be of further effect as to all notes, except with respect to rights of registration of transfer or exchange of the notes, when:

     o    either:

               (1) all the notes that have been authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation, or

               (2) all notes not delivered to the trustee for cancellation have become due or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and we deposit with the trustee funds in trust in an amount sufficient to pay the principal, interest and any additional amounts when due;

     o we have paid all other sums payable under the indenture by us in respect of the outstanding notes; and

     o we have delivered to the trustee an officers' certificate and an opinion of counsel satisfactory to the trustee, each stating that the foregoing conditions have been complied with.


Modification and Waiver

     From time to time, we, the guarantors and the trustee may, without the consent of the holders, amend, waive or supplement the indenture in limited circumstances such as curing ambiguities, defects or inconsistencies and changes that do not adversely affect the holders in any material respect. We, the guarantors and the trustee may make other amendments, waivers or supplements to the indenture with the consent of the holders of a majority in principal amount of the outstanding notes; provided that such amendment, waiver or supplement may not, without the consent of the holder of each outstanding note:

     o change the stated maturity of the principal of, or any installment of principal of, or interest on, any note;

     o    reduce the  principal  amount of, or the rate of interest on, any note
          or  change  our  obligation  to  pay  additional   amounts  except  as
          contemplated by the indenture;

     o change the place or currency of payment of principal of or interest on any note;

     o impair the right to institute suit to enforce any payment on or with respect to any note;

     o reduce the percentage in principal amount of outstanding notes that is required to modify or amend the indenture, to waive compliance with certain provisions of the indenture or to waive certain defaults;

     o change our obligation to maintain an office or agency in the places and for the purposes specified in the indenture; or

     o    release a guarantor from its guarantee.

     The holders of a majority in principal amount of the outstanding notes may on behalf of the holders of all notes waive our compliance with certain covenants of the indenture as well as waive any past default under the indenture, except a default in the payment of the principal of or interest on any note or in respect of a provision of the indenture that may not be amended, waived or supplemented without the consent of each holder of outstanding notes.


Notices

     As long as the notes are listed on the Luxembourg Stock Exchange and the rules of the exchange so require, we will publish notices to the holders of the notes in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, if such publication is not practicable, in another leading daily newspaper with general circulation in Europe. Any publication notice will be deemed to have been given on the first date on which publication is made. So long as the notes are listed on the Luxembourg Stock
Exchange,  we  will  provide  a copy  of all  notices  to the  Luxembourg  Stock
Exchange.


Governing Law and Service of Process

     The indenture and the notes will be governed by the laws of the State of New York. We have appointed CT Corporation System as our authorized agent upon whom process may be served in any action or proceeding arising out of or based upon the indenture or the notes that may be instituted in any federal or state court having subject matter jurisdiction in the Borough of Manhattan, the City of New York, New York. We have irrevocably submitted to the jurisdiction of such courts in any such action or proceeding.


Book-Entry System; Delivery and Form

     The notes will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, which we refer to as the DTC, and registered in the name of Cede & Co., DTC's nominee. Except in the limited circumstance that the notes might have been certificated as described below, we will not issue notes in certificated form. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through either DTC in the United States, or Clearstream Banking, S.A. or Euroclear Bank S.A./N.V., as operator of the Euroclear System in Europe, referred to as Clearstream and Euroclear, if they are participants of those systems, or, indirectly, through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in
Clearstream's and Euroclear's names on the books of their respective depositories, which in turn will hold such interests in customers' securities accounts in the depositories' names on the books of DTC. Beneficial interests in the global securities will be held in denominations of $1,000 and integral multiples in excess thereof. Except as set forth below, the global securities may be transferred, in whole but not in part, only to another nominee of DTC or to a successor to DTC or its nominee.

     DTC, the world's largest depository, is a limited-purpose trust company organized under the New York Banking Law, a banking organization within the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered pursuant to the provisions of Section 17A of the Securities Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC's participants, which we refer to as direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system also is available to others, such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. We refer to those entities as indirect participants.

     Purchases of notes under the DTC system must be made by or through direct participants, who receive a credit for the notes on DTC's records. The ownership interest of each actual purchaser of each note, who we refer to as a beneficial owner, is in turn recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes will be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the notes is discontinued.

     To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or another DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC's records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The direct and indirect participants remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices will be sent to DTC. If less than all of the notes are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the notes to be redeemed.

     Neither DTC, Cede & Co. nor any other DTC nominee will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts notes are credited on the record date.

     Redemption proceeds, distributions and dividend payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us or the exchange agent on the payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of such participant and not of DTC or its nominee, us or the exchange agent, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is the responsibility of us or the exchange agent. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

     DTC may discontinue providing its services as depository with respect to the notes at any time by giving reasonable notice to us or the exchange agent. Under such circumstances, in the event that a successor depository is not obtained, certificates representing the notes are required to be printed and delivered. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, certificates representing the notes will be printed and delivered. In the event that individual certificates are issued, holders of the notes will be able to receive payments, including principal and interest on the notes, and effect transfer of the notes at the offices of our paying and transfer agent in Luxembourg.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of the information.

     Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the initial purchasers or their affiliates. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream participant, either directly or indirectly.

     Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with Clearstream's rules and procedures, to the extent received by the U.S. depository for Clearstream.

     Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payments, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.

     The Euroclear operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.

     The Euroclear operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

     Non-participants of Euroclear may hold and transfer book-entry interests in the notes through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the notes through one or more securities intermediaries standing between such other securities intermediary and the Euroclear operator.

     The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These terms and conditions govern transfers of securities and cash with Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specified certificates to specified securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of, or relationship with, persons holding through Euroclear participants.

     Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for Euroclear.


Global Clearance and Settlement Procedures

     Initial settlement for the notes will be made in immediately available funds. Secondary market trading between participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

     Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected within DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by its U.S. depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the participant in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositories. Because of time-zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the notes settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following DTC settlement in DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

                               TAX CONSIDERATIONS

United Kingdom Tax Consequences

     The following summary describes certain U.K. tax consequences of this exchange offer and the ownership of the new notes as of the date of this prospectus but does not purport to be comprehensive. Except where noted, it relates only to the position of persons who are the absolute beneficial owners of their notes and are not resident in the United Kingdom for tax purposes and may not apply to special situations, such as those of dealers in securities or persons who carry on a trade in the United Kingdom. Furthermore, the discussion below is generally based upon the provisions of the U.K. tax laws and U.K. Inland Revenue practice as of the date of this prospectus. These provisions may be repealed, revoked or modified (possibly with retrospective effect) so as to result in U.K. tax consequences different from those discussed below. Persons considering participation in this exchange offer should consult their own tax advisors concerning U.K. tax consequences in the light of their particular situations as well as any consequences arising under the law of any other relevant tax jurisdiction. No representations with respect to the tax consequences to any particular holder of notes are made in this prospectus.

Exchange Offer

     The exchange of old notes for new notes pursuant to this exchange offer should not give rise to a U.K. tax charge.

Consequences to Non-Tendering Holders

     A non-tendering holder will not be subject to a U.K. tax charge for failing to tender old notes for new notes pursuant to this exchange offer.

Interest on the Notes

     The new notes will  constitute  "quoted  Eurobonds"  within the  meaning of section 349 of the Income and Corporation Taxes Act 1988, to which we refer as the ICTA, for as long as they are listed on a "recognised stock exchange" within the meaning of section 841 of ICTA. The Luxembourg Stock Exchange is currently recognized for these purposes, and we have applied to list the new notes on the Luxembourg Stock Exchange. Accordingly, so long as the notes are listed on the Luxembourg Stock Exchange, payments of interest on the notes may be made without withholding or deduction on account of U.K. income tax.

     If, for whatever reason, the new notes cease to constitute "quoted Eurobonds," payments of interest on the new notes will be made subject to the deduction of an amount representing U.K. income tax, currently at the rate of 20%, unless the holder of the notes is:

     o    subject to U.K. corporation tax in respect of that interest;

     o    otherwise  entitled  to  receive  interest  without   withholding  tax
          pursuant to section 349A(1) of the ICTA; or

     o resident for tax purposes in the United States or another country with which the United Kingdom has a tax treaty that reduces or eliminates the U.K. income tax on that interest and the conditions for relief are satisfied by the holder and the relevant forms have been filed with the U.K. Inland Revenue.

     Interest on the new notes will constitute U.K. source income for U.K. tax purposes and, as such, may be subject to income tax by direct assessment even where paid without withholding or deduction. However, interest with a U.K. source received without deduction or withholding on account of U.K. tax will not be subject to U.K. tax in the hands of a holder of a note who is not resident for tax purposes in the United Kingdom unless that holder carries on a trade, profession or vocation in the United Kingdom through a U.K. branch or agency in connection with which the interest is received or to which the registered note is attributable. There are exemptions for interest received by certain categories of agents (such as some brokers and investment managers).

     Investors in the new notes should be aware that proposals contained in the Finance Bill 2003 would alter the tax treatment of holders of notes who are companies which are not resident in the U.K. Under the proposals, whether such a holder is subject to tax on interest with a U.K. source received without deduction or withholding on account of U.K. tax, will depend on whether that holder carries on a trade through, whether the interest is received in connection with and whether the note is attributable to a "permanent establishment" as defined in the draft legislation rather than a "branch or agency." The proposed definition of "permanent establishment" excludes certain brokers and investment managers.

Sale or Disposition (Including Redemption)

     For U.K. tax purposes, a sale, exchange (subsequent to this exchange offer) or other disposition of a new note generally will not give rise to a U.K. tax charge unless such sale, exchange or other disposition is made by a holder who in the relevant period is resident or ordinarily resident for U.K. tax purposes in the United Kingdom or carries on a trade, profession or vocation in the U.K. through a branch or agency to which the new note is attributable.

     Investors in the new notes should be aware that under the Finance Bill proposals discussed above, the above paragraph would apply to corporate holders of notes as if the expression "branch or agency" were replaced by the expression "permanent establishment," as that term is defined in the proposed legislation

Stamp Duty and Stamp Duty Reserve Tax

     No U.K. stamp duty or stamp duty reserve tax will be payable on the issue or the transfer of the new notes or on the exchange of old notes for new notes pursuant to this exchange offer.


Luxembourg Tax Consequences

European Union Savings Directive

     The European Union Council Directive 2001/0164 on the taxation of savings income is proposed to come into effect from January 1, 2004. Under the terms of the proposed directive, payments of interest where the beneficial owner of that interest is an individual resident in a member state of the European Union can be subject to a withholding tax where certain circumstances apply. One of these circumstances is where interest is paid by a paying agent who is resident in Luxembourg, unless the beneficial owner of the interest has either authorized the paying agent to report certain information to the Luxembourg tax authorities or the beneficial owner has provided the paying agent with a certificate from the tax authorities of the member state in which it is resident containing certain specified information. Accordingly, should the directive be introduced, payments of interest on the new notes by Banque Generale du Luxembourg S.A. where the beneficial owner of the interest is an individual resident in a member state of the European Union other than Luxembourg may be subject to withholding tax imposed by Luxembourg or all individual investors, who reside in a member state of the European Union, may have to comply with additional reporting and/or certification requirements. All other investors receiving payments of interest from or through Banque Generale du Luxembourg S.A. will need to satisfy the Banque that the provisions of the directive do not apply to payments of interest made to them.


United States Tax Consequences

     The following is a general discussion of some U.S. federal income tax consequences associated with the exchange offer and the ownership and disposition of the new notes. Except where noted, this discussion addresses only those holders who hold the notes as capital assets and does not address special situations, such as those of brokers, dealers in securities or currencies, financial institutions, tax-exempt entities, insurance companies, persons liable for alternative minimum tax, U.S. persons whose "functional currency" is not the U.S. dollar, persons holding old or new notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, as the case may be, and traders in securities that elect to use a mark-to-market method of accounting for their securities holdings. The following summary does not address U.S. state or local tax consequences or other U.S. federal tax consequences, such as estate and gift taxes.

     This discussion is based on provisions of the Internal Revenue Code of 1986, as amended, to which we refer as the Code, the Treasury Regulations promulgated under the Code, and administrative and judicial interpretations of the Code, all as in effect as of the date of this prospectus and all of which are subject to change, possibly with retroactive effect. This discussion does not address tax consequences of the purchase, ownership, or disposition of the new notes to holders of new notes other than those holders who acquired their new notes in this exchange offer. If a partnership holds the old notes or new notes, the tax treatment of a partner of the partnership will generally depend upon the status of the partner and the activities of the partnership. Partners of partnerships that hold old notes or receive new notes pursuant to this exchange offer should consult their own tax advisors.


U.S. Holders

     The following discussion is limited to a holder of the notes that is a "U.S. holder." As used in this prospectus, the term U.S. holder means a holder of notes that is a U.S. person for U.S. federal income tax purposes. A U.S. person for these purposes is:

     o    an individual who is a citizen or resident of the United States,

     o a corporation or partnership created or organized in or under the law of the United States or of any political subdivision of the United States,

     o any estate the income of which is included in gross income for U.S. tax purposes regardless of its source, or

     o    a trust, if

          (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or

          (2) the trust was in existence on August 20, 1996, was treated as a U.S. person prior to that date, and elected to continue to be treated as a U.S. person.


     Each U.S. holder should consult its tax advisor regarding the particular tax consequences to such holder of the exchange offer and the ownership and disposition of the new notes, as well as any tax consequences that may arise under the laws of any other relevant foreign, state, local, or other taxing jurisdiction.

Exchange Offer

     Under general principles of tax law, the "significant modification" of a debt instrument creates a deemed exchange (upon which gain or loss may be recognized) if the modified debt instrument differs materially either in kind or in extent from the original debt instrument. Under applicable Treasury Regulations, the modification of a debt instrument is a significant modification that will create a deemed exchange if, based on all the facts and circumstances and taking into account certain modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are "economically significant." In addition, a significant modification that will create a deemed exchange occurs if one of the bright line tests set forth in Treasury Regulations Section 1.1001-3(e) is met.

     The exchange of old notes for new notes pursuant to this exchange offer should not constitute an exchange for federal income tax purposes as the new notes do not differ materially in kind or extent from the old notes and consequently, a significant modification of a debt instrument pursuant to Treasury Regulations Section 1.1001-3 has not occurred. Accordingly, a U.S. holder who exchanges old notes for new notes pursuant to this exchange offer should not recognize taxable gain or loss upon the receipt of the new notes in exchange for the old notes in the exchange offer. In addition, the holding period for a new note received in the exchange offer should include the holding period of the old note surrendered, and the adjusted tax basis of a new note immediately after the exchange will be the same as the adjusted tax basis of the old note surrendered.

     Each U.S. holder should consult its tax advisor regarding the particular tax consequences to the U.S. holder participating in this exchange transaction.

Consequences to Non-Tendering U.S. Holders

     A non-tendering U.S. holder will not realize any gain or loss for failing to tender old notes for new notes.

Interest on the New Notes

     Stated interest payable on the new notes generally will be included in the gross income of a U.S. holder as ordinary interest income at the time accrued or received in accordance with the U.S. holder's method of accounting for U.S. federal income tax purposes. Such income will be treated as foreign source income.

Sale, Exchange and Retirement of New Notes

     Upon the sale, redemption, exchange (subsequent to this exchange offer), retirement, or other taxable disposition of the new notes, a U.S. holder generally will recognize capital gain or loss equal to the amount realized by the holder (excluding any amount attributable to accrued but unpaid interest), less such holder's adjusted tax basis in the new notes (excluding any amount attributable to accrued but unpaid interest).

     In addition, an amount equal to any accrued but unpaid interest not previously included in income will be treated as ordinary interest income. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

     In general, information reporting requirements will apply to payments of principal and interest on the new notes and to the proceeds of the sale of new notes, other than payments to certain exempt recipients, such as corporations. A backup withholding tax will apply to these payments if the U.S. holder fails to provide a taxpayer identification number on a Form W-9, furnishes an incorrect taxpayer identification number, fails to certify exempt status from backup withholding or receives notification from the Internal Revenue Service that the holder is subject to backup withholding as a result of a failure to report all interest or dividends.

     Backup withholding is not an additional tax. Any amounts withheld from a payment to a U.S. holder under the backup withholding rules will be allowed as a credit against the holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.


Non-U.S. Holders

     The following discussion is limited to a holder of notes that is a "non-U.S. holder." The term non-U.S. holder means a holder of notes that for U.S. federal income tax purposes is not a U.S. person and is:

     o    a nonresident alien

     o a corporation, partnership, estate or trust that is not a U.S. holder, or

     o any other person that is not subject to U.S. federal income taxation in respect of the old or new notes.

     Each non-U.S. holder should consult its tax advisor regarding the particular tax consequences to such holder of this exchange offer, the ownership and disposition of the new notes, as well as any tax consequences that may arise under the laws of any other relevant foreign, state, local or other taxing jurisdiction.

Exchange Offer

     For the reasons outlined above in the discussion for U.S. holders, the exchange of old notes for new notes pursuant to this exchange offer should not constitute an exchange for federal income tax purposes as the new notes do not differ materially in kind or extent from the old notes and consequently, a significant modification of a debt instrument pursuant to Treasury Regulations
Section 1.1001-3 has not occurred. Accordingly, a non-U.S. holder who exchanges old notes for new notes pursuant to this exchange offer should not recognize taxable gain or loss upon the receipt of the new notes in exchange for the old notes in the exchange offer. In addition, the holding period for a new note received in the exchange offer should include the holding period of the old note surrendered and the adjusted tax basis of a new note immediately after the exchange will be the same as the adjusted tax basis of the old note surrendered.

     Each  non-U.S.   holder  should  consult  its  tax  advisor  regarding  the particular tax consequences to the non-U.S. holder in the exchange transaction.

Consequences to Non-Tendering Non-U.S. Holders

     A non-tendering non-U.S. holder will not realize any gain or loss for failing to tender old notes for new notes.

Interest on the New Notes

     Stated interest payable on the new notes that is derived by a non-U.S. holder will generally be exempt from U.S. federal income taxation unless such interest income is effectively connected with the conduct of a trade or business in the United States (or if a tax treaty applies, such interest is attributable to a U.S. permanent establishment of the non-U.S. holder). Each non-U.S. holder should consult its own tax advisor regarding the particular tax consequences to such holder.

Sale, Exchange and Retirement of New Notes

     Upon the sale, redemption, exchange (subsequent to this exchange offer), retirement or other taxable disposition of the new notes, a non-U.S. holder will generally be exempt from U.S. federal income taxation unless such gain is effectively connected with the conduct of a trade or business in the United
States (or if any tax treaty applies, such gain is attributable to a U.S. permanent establishment of the non-U.S. holder). If the gain is effectively connected with the conduct of a trade or business in the United States (or if a tax treaty applies and such gain is attributable to a U.S. permanent establishment of the non-U.S. holder), a non-U.S. holder would recognize and be subject to U.S. tax on the capital gain equal to the difference between the amount realized by such holder (excluding any amount attributable to accrued but unpaid interest) and the holder's adjusted tax basis in the new notes (excluding any amount attributable to accrued but unpaid interest). In addition, even if capital gain arising from the sale, redemption, exchange (subsequent to this exchange offer), retirement or other taxable disposition of the new notesis not effectively connected with the conduct of a trade or business in the United States, a non-U.S. holder that is an individual may be subject to U.S. tax on this gain if the non-U.S. holder is present in the United States for 183 days or more during the taxable year in which such sale, redemption, exchange (subsequent to this exchange offer), retirement or other taxable disposition occurs. Each non-U.S. holder should consult its tax advisor regarding the particular tax consequences to such holder.

Backup Withholding and Information Reporting

     Payment of interest on the new notes or payment of the proceeds of a sale, redemption, exchange (subsequent to this exchange offer), retirement or other taxable disposition of new notes will be subject to information reporting requirements and backup withholding tax unless the beneficial owner certifies to a U.S. custodian, nominee or paying agent that it is not a U.S. person or that it is eligible for another exemption.

     Applicable certification requirements can be satisfied by a non-U.S. holder upon the appropriate filing of:

     o IRS Form W-8BEN, stating under penalty of perjury that such holder of the new note is not a U.S. person and providing such holder's name and address;

     o IRS Form W-8ECI, stating under penalty of perjury that the income derived from the new note is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States; or

     o IRS Form W-8IMY, stating under penalty of perjury that such holder of the new note is holding the new note on behalf of non-U.S. beneficial owners and attaching IRS Form W-8BENs of such beneficial owners (unless such holder is a Qualified Intermediary);

provided that, in either case, the applicable form is delivered pursuant to applicable procedures and is promptly transmitted to the U.S. paying/withholding agent.

                              PLAN OF DISTRIBUTION

     We are not using any underwriters for this exchange offer, and we are bearing the expenses of the exchange.

     Each broker-dealer that receives new notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes if the old notes were acquired as a result of market-making activities or other trading activities. We and the guarantors have agreed that, starting on the expiration date and ending on the close of business one year after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale. In addition, until forty days after the effectiveness of this registration statement, all dealers effecting transactions in the registered notes may be required to deliver a prospectus.

     Neither we nor the guarantors will receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to this exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any new notes. Any broker-dealer that sells new notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any resale of registered notes and any commissions or concessions received by any of these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of one year after the expiration date, we and the guarantors will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We and the guarantors have agreed to pay all expenses incident to this exchange offer (including the expenses of one counsel for the initial purchasers of the old notes), other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.


                       ENFORCEABILITY OF CIVIL LIABILITIES

     Our company is incorporated under the laws of England. Certain of our directors and officers and certain experts named in this prospectus are residents of England, and all or a substantial portion of their assets are located outside the United States. As a result, you may not be able to effect service of legal process upon those directors, officers and experts who are not residents of the United States or enforce against them judgments of courts of the United States predicated upon civil liability provisions of the federal or state securities laws of the United States. Our English solicitors, Ashurst Morris Crisp, have advised us that there is doubt as to the enforceability in England, in original actions or in actions for the enforcement of judgments of United States courts, of certain liabilities predicated upon such securities laws.


                                  LEGAL MATTERS

     Erick Holt, our general counsel, Alston & Bird LLP, our U.S. counsel, and Ashurst Morris Crisp, our U.K. counsel, will pass upon various legal matters for us with respect to the new notes and the exchange offer.

                                     EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our annual report on form 20-F for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing. Our audited consolidated financial statements for the fiscal years ended December 31, 2001 and 2000 were audited by Arthur Andersen. In reliance on Rule 437a of the Securities Act, the exchange offer registration statement has been filed without the written consent of Arthur Andersen as required by Section 7 of the Securities Act. Accordingly, you will not be able to sue Arthur Andersen pursuant to Section 11(a)(4) of the Securities Act and your right of recovery under that section may be limited as a result of the lack of consent. For more information, see "Risk Factors--You are unlikely to be able to exercise effective remedies against our former independent public accountant in any legal action" above.

                                  AMVESCAP PLC


                      Offer to Exchange $350,000,000 of Its
                             5.375% Notes Due 2013,
                      Registered under the Securities Act,
                for $350,000,000 of Its Outstanding Unregistered
                              5.375% Notes due 2013



                                   PROSPECTUS


















                                ___________, 2003

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

     Except as hereinafter provided, there is no provision of our Memorandum or Articles of Association or any contract, arrangement or statute under which any of our directors, managing directors, managers, officers or auditors are insured or indemnified in any manner against any liability that he may incur in his capacity as such.

     Our Articles of Association provide that, subject to the provisions of the Companies Act, each of our directors, managing directors, managers, officers and auditors shall be indemnified by us against all costs, charges, expenses, losses or liabilities incurred by him in the execution of the duties of his office or otherwise relating to his office, including liabilities incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor, or in which he is acquitted or in connection with any application in which relief is granted to him by the court.

     Our Articles of Association also provide that we may purchase and maintain insurance for any of our directors, managing directors, managers, officers or auditors against any liabilities, including any which may attach to him in respect of any negligence, default, breach of duty or breach of trust that he may be guilty of in relation to us. We maintain such policies of insurance on our directors and officers.

Item 21.  Exhibits and Financial Statement Schedules

          (a) The following exhibits are filed as part of this registration statement:


Exhibit No.         Description of Exhibit
-----------         ----------------------

3.1 Memorandum of Association of AMVESCAP, incorporating amendments up to and including July 20, 2000, incorporated by reference to exhibit 1.1 to AMVESCAP's annual report on Form 20-F (file no. 001-13908) filed with the SEC on April 4, 2002.

3.2 Articles of Association of AMVESCAP, adopted on July 20, 2000, as amended on April 26, 2002, incorporated by reference to exhibit 4.2 to AMVESCAP's Registration Statement on Form S-8 (file no. 333-103609) filed with the SEC on March 5, 2003.

4.1 Indenture, dated as of February 27, 2003, among AMVESCAP PLC, A I M Advisors, Inc., A I M Management Group Inc., INVESCO Institutional (N.A.), Inc. and INVESCO North American Holdings, Inc. and SunTrust Bank, as trustee, incorporated by reference to exhibit 2.12 to AMVESCAP's annual report on Form 20-F (file no. 001-13908) filed with the SEC on March 27, 2003.

4.2 Registration Rights Agreement, dated as of February 27, 2003, by and between AMVESCAP PLC, A I M Management Group Inc., A I M Advisors, Inc., INVESCO Institutional (N.A.), Inc., INVESCO North American Holdings, Inc. and Salomon Smith Barney, Inc., for themselves and as representatives for the Initial Purchasers, incorporated by reference to exhibit 4.19 to AMVESCAP's annual report on Form 20-F (file no. 001-13908) filed with the SEC on March 27, 2003.

4.3                 Form of 5.375% Note Due 2013 (included in Exhibit 4.1).

4.4 Guarantee, dated February 27, 2003, made by A I M Management Group Inc., A I M Advisors, Inc., INVESCO Institutional (N.A.), Inc. and INVESCO North American Holdings, Inc., incorporated by reference to exhibit 4.20 to AMVESCAP's annual report on Form 20-F (file no. 001-13908) filed with the SEC on March 27, 2003.

5.1                 Opinion of Alston & Bird LLP.

5.2                 Opinion of Ashurst Morris Crisp.

5.3                 Opinion of Erick Holt, Esq.

23.1                Consent of Alston & Bird LLP (included in Exhibit 5.1).

23.2                Consent of Ashurst Morris Crisp (included in Exhibit 5.2).

23.3                Consent of Erick Holt, Esq. (included in Exhibit 5.3).

23.4                Consent of Ernst & Young LLP.

23.5 Consent of Arthur Andersen (omitted pursuant to Rule 437a under the Securities Act).

24.1 Power of Attorney for the directors and officers of AMVESCAP (included on page II-4 hereof).

24.2 Powers of Attorney for the directors and officers of the Subsidiary Guarantors (included on pages II-6 through II-9 hereof).

25.1                Statement of Eligibility of Trustee on Form T-1.

99 Form of Letter of Transmittal and related documents to be used in conjunction with the exchange offer.

Item 22.  Undertakings

A.       Rule 415 Offering

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, an effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post- effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

B.       Subsequent Documents Incorporated By Reference

     The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       Indemnification of Officers, Directors and Controlling Persons

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

D.       Information Requests

     The undersigned registrant hereby undertakes (1) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (2) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in clause
(1) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 18, 2003.

                            AMVESCAP PLC

                            By:  /s/   Charles W. Brady
                                 -----------------------------------------
                                 Name:   Charles W. Brady
                                 Title:  Executive Chairman, Board of Directors;
                                              Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of AMVESCAP PLC hereby severally constitute Robert F. McCullough, Erick Holt and Jeffrey Kupor and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, including any registration statement filed pursuant to Rule 462(b), and generally to do all such things in our names and in our capacities as officers and directors to enable AMVESCAP PLC to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated on April 18, 2003:


         Name                      Title
         ----                      -----

/s/  Charles W. Brady              Executive Chairman, Board of Directors; Chief
-----------------------------------
Charles W. Brady                   Executive Officer
                                   (principal executive officer)

/s/  Rex D. Adams                  Non-Executive Director
-----------------------------------
Rex D. Adams

/s/  Sir John Banham               Non-Executive Director
-----------------------------------
Sir John Banham

/s/  The Hon. Michael D. Benson    Vice Chairman, Board of Directors
-----------------------------------
The Hon. Michael D. Benson

/s/  Joseph R. Canion              Non-Executive Director
-----------------------------------
Joseph R. Canion

/s/  Michael J. Cemo               Director
-----------------------------------
Michael J. Cemo

/s/  Gary T. Crum                  Director
-----------------------------------
Gary T. Crum

/s/  Robert H. Graham              Vice Chairman, Board of Directors
-----------------------------------
Robert H. Graham

/s/  Hubert L. Harris, Jr.         Director
-----------------------------------
Hubert L. Harris, Jr.

/s/  Denis Kessler                 Non-Executive Director
-----------------------------------
Denis Kessler

/s/  Bevis Longstreth              Non-Executive Director
-----------------------------------
Bevis Longstreth

/s/  Robert F. McCullough          Director; Chief Financial Officer
-----------------------------------
Robert F. McCullough               (principal financial and accounting officer)

/s/  Stephen K. West               Non-Executive Director
-----------------------------------
Stephen K. West




Authorized Representative in the United States:

/s/  Robert F. McCullough
-----------------------------------
Name: Robert F. McCullough
Title:  Director; Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 18, 2003.


                            A I M MANAGEMENT GROUP INC.

                            By:  /s/   Mark H. Williamson
                                 ------------------------------------------
                                 Name:   Mark H. Williamson
                                 Title:  President and Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of A I M Management Group Inc. hereby severally constitute Mark H. Williamson and Dawn M. Hawley, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, including any registration statement filed pursuant to Rule 462(b), and generally to do all such things in our names and in our capacities as officers and directors to enable A I M Management Group Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated on April 18, 2003:


         Name                      Title
         ----                      -----

/s/  Michael J. Cemo               Director
-----------------------------------
Michael J. Cemo


/s/  Gary T. Crum                  Director
-----------------------------------
Gary T. Crum


/s/  Robert H. Graham              Director
-----------------------------------
Robert H. Graham


/s/  Dawn M. Hawley                Director; Senior Vice President and Treasurer
-----------------------------------
Dawn M. Hawley                     (principal financial and accounting officer)


/s/  Kevin Carome                  Director
-----------------------------------
Kevin Carome

/s/  Mark H. Williamson            Director, President and Chief Executive
-----------------------------------   Officer
Mark H. Williamson                 (principal executive officer)

      Pursuant to the requirements of the Securities Act of 1933, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 18, 2003.

                            A I M ADVISORS, INC.

                            By:  /s/   Mark H. Williamson
                                 --------------------------------------
                                 Name:   Mark H. Williamson
                                 Title:  President


     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of A I M Advisors, Inc. hereby severally constitute Mark H. Williamson and Dawn M. Hawley, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, including any registration statement filed pursuant to Rule 462(b), and generally to do all such things in our names and in our capacities as officers and directors to enable A I M Advisors, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated on April 18, 2003:



         Name                      Title
         ----                      -----

/s/  Gary T. Crum                  Director
-----------------------------------
Gary T. Crum


/s/  Dawn M. Hawley                Director; Senior Vice President and Treasurer
-----------------------------------
Dawn M. Hawley                     (principal financial and accounting officer)


/s/  Kevin Carome                  Director
-----------------------------------
Kevin Carome

/s/  Mark H. Williamson            Director; President (principal executive
-----------------------------------   officer)
Mark H. Williamson

      Pursuant to the requirements of the Securities Act of 1933, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 18, 2003.

                            INVESCO INSTITUTIONAL (N.A.), INC.

                            By:  /s/   John D. Rogers
                                 -----------------------------------------
                                 Name:   John D. Rogers
                                 Title:  President and Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of INVESCO Institutional (N.A.), Inc. hereby severally constitute John
D. Rogers and David A. Hartley, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, including any registration statement filed pursuant to Rule 462(b), and generally to do all such things in our names and in our capacities as officers and directors to enable INVESCO Institutional (N.A.), Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated on April 18, 2003:



         Name                      Title
         ----                      -----

/s/  John D. Rogers                Director; President and Chief Executive
-----------------------------------  Officer
John D. Rogers                     (principal executive officer)


/s/  David A. Hartley              Director; Chief Financial Officer
-----------------------------------
David A. Hartley                   (principal financial and accounting officer)

      Pursuant to the requirements of the Securities Act of 1933, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 18, 2003.


                            INVESCO NORTH AMERICAN HOLDINGS, INC.

                            By:  /s/   Raymond R. Cunningham
                                 ----------------------------------------
                                 Name:   Raymond R. Cunningham
                                 Title:  Chairman, Board of Directors; President


     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of INVESCO North American Holdings, Inc. hereby severally constitute Robert F. McCullough, Erick Holt and Jeffrey Kupor, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, including any registration statement filed pursuant to Rule 462(b), and generally to do all such things in our names and in our capacities as officers and directors to enable INVESCO North American Holdings, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated on April 18, 2003:


         Name                      Title
         ----                      -----

/s/  Charles W. Brady              Director
-----------------------------------
Charles W. Brady


/s/  Robert F. McCullough          Director; Executive Vice President, Chief
-----------------------------------
Robert F. McCullough               Financial Officer and Treasurer
                                   (principal financial and accounting officer)

/s/  Raymond R. Cunningham         Chairman, Board of Directors; President
-----------------------------------
Raymond R. Cunningham              (principal executive officer)



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